                                                                     EXHIBIT 4.1

                   OGE ENERGY CORP. EMPLOYEES' STOCK OWNERSHIP
                           AND RETIREMENT SAVINGS PLAN
                       (As amended as of January 1, 2002)



                                 CONFORMED COPY


AMENDMENT                                   EFFECTIVE                                    SIGNED
---------                                   ---------                                   --------
Number 1:                                                                               09/15/99

Section 2.24(d)                             10/01/98
Section 2.35(b)                             10/01/98
Section 2.46-2.47                           10/01/98
Section 3.1                                 10/01/98
Section 3.7                                 10/01/98
Section 10.3                                07/01/99
Section 11.1                                10/01/98
Section 13.1                                10/01/98

Number 2:                                                                               01/19/00

Section 2.40                                07/01/99
Section 4.1                                 02/01/00
Section 10.4                                07/01/99
Section 10.4                                07/01/99
Section 10.6                                07/01/99
Section 11.7                                10/01/98

Number 3:                                                                               03/15/00

Section 2.16                                10/01/98
Section 3.3                                 10/01/98
Section 5.5                                 10/01/98
Section 5.6(d)                              10/01/98
Section 6.5                                 10/01/98

Number 4:                                                                               05/18/00

Section 8.1(k)                              07/01/00
Section 8.1(l)                              07/01/00
Section 2.14                                07/01/00
Section 5.1                                 07/01/00

AMENDMENT                                   EFFECTIVE                                    SIGNED
---------                                   ---------                                   --------
Number 5:                                                                               09/20/00

Section 2.25A                               10/01/98
Section 10.4(o)                             10/01/98
Section 10.4                                10/01/98
Section 16.3                                10/01/98
Section 11.9                                01/01/00
Sections 2.3 et al.                         09/20/00
Sections 2.6A and B                         09/20/00
Section 2.9                                 09/20/00
Section 2.20                                09/20/00
Section 14.7                                09/20/00
Article 13                                  09/20/00
Section 15.1                                09/20/00
Section 19.5                                09/20/00
Section 2.14(a)(iii)                        07/01/00
Section 2.14(b)                             07/01/00

Number 6:                                                                               01/17/01

Section 2.20                                01/01/01
Section 8.6                                 01/01/01

Number 7:                                                                               01/15/02

Section 2.14(a)                             01/01/98
Section 2.7A                                01/01/02
Section 5.6(e)                              01/01/97
Section 5.7                                 01/01/02
Section 5.8                                 01/01/02
Section 6.4(d)                              01/01/97
Section 10.3                                01/01/02
Section 10.4                                07/01/99
Section 11.4                                01/01/98
Section 11.6(c)                             01/01/02
Section 11.9                                01/01/02
Section 14.2                                09/20/00
Section 19.6                                09/20/00

Note: This is a conformed copy of the plan that reflects the amendments listed above.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1             ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF PLAN...........................1

         Section 1.1           Establishment, Effective Date and Title of Plan...................................1

         Section 1.2           Purpose of Plan...................................................................1

         Section 1.3           Intent of Plan....................................................................1

ARTICLE 2             DEFINITIONS................................................................................2

         Section 2.1           Accounts..........................................................................2

         Section 2.2           Actual Contribution Percentage....................................................2

         Section 2.3           Actual Deferral Percentage........................................................2

         Section 2.4           After-Tax Contributions...........................................................2

         Section 2.5           Authorized Leave of Absence.......................................................2

         Section 2.6           Beneficiary.......................................................................3

         Section 2.6A          Benefits Committee................................................................3

         Section 2.6B          Benefits Oversight Committee......................................................3

         Section 2.7           Board of Directors................................................................3

         Section 2.7A          Catch-Up Contributions............................................................3

         Section 2.8           Code..............................................................................3

         Section 2.9           ..................................................................................3

         Section 2.10          Company...........................................................................3

         Section 2.11          Company Matching Contribution Account.............................................3

         Section 2.12          Company Matching Contributions....................................................3

         Section 2.13          Company Stock.....................................................................3

         Section 2.14          Compensation......................................................................4

         Section 2.15          Eligible Employee.................................................................5

         Section 2.16          Employee..........................................................................5

         Section 2.17          Employee Contributions............................................................5

         Section 2.18          Employment Commencement Date and Reemployment Commencement Date...................5

         Section 2.19          ERISA.............................................................................5

         Section 2.20          Fiduciaries.......................................................................6

         Section 2.21          Financial Programs Committee......................................................6

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 2.22          Forfeiture........................................................................6

         Section 2.23          Highly Compensated Employee.......................................................6

         Section 2.24          Hour of Service...................................................................6

         Section 2.25          Investment Fund or Funds..........................................................7

         Section 2.25A         OGE DB Rollover Account...........................................................7

         Section 2.26          Participant.......................................................................8

         Section 2.27          Participating Employer............................................................8

         Section 2.28          Payroll Period....................................................................8

         Section 2.29          Period of Severance...............................................................8

         Section 2.30          Permanent Disability..............................................................8

         Section 2.31          Plan..............................................................................8

         Section 2.32          Plan Administrator................................................................8

         Section 2.33          Plan Year.........................................................................8

         Section 2.34          Regular Contributions.............................................................8

         Section 2.35          Severance Date....................................................................8

         Section 2.36          Subsidiary........................................................................9

         Section 2.37          Supplemental Contributions........................................................9

         Section 2.38          Tax-Deferred Contribution Account.................................................9

         Section 2.39          Tax-Deferred Contributions........................................................9

         Section 2.40          Tejas Gas After-Tax Transfer Account..............................................9

         Section 2.41          Transfer Account..................................................................9

         Section 2.42          TRASOP Account....................................................................9

         Section 2.43          Trust.............................................................................9

         Section 2.44          Trustee...........................................................................9

         Section 2.45          USERRA...........................................................................10

         Section 2.46          Valuation Date...................................................................10

         Section 2.47          Year of Eligibility Service......................................................10

         Section 2.48          Year of Service..................................................................10

ARTICLE 3             ELIGIBILITY AND PARTICIPATION.............................................................11

         Section 3.1           Eligibility to Participate.......................................................11

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 3.2           Election to Participate..........................................................11

         Section 3.3           Participation Fees...............................................................11

         Section 3.4           Becoming a Noncontributing Participant...........................................11

         Section 3.5           Status of Noncontributing Participant............................................11

         Section 3.6           Status of Terminated Participant.................................................12

         Section 3.7           Participation and Reemployment...................................................12

         Section 3.8           Beneficiary Designation..........................................................13

ARTICLE 4             COMPANY MATCHING CONTRIBUTIONS............................................................14

         Section 4.1           Amount of Company Matching Contributions.........................................14

         Section 4.2           Time and Form of Company Matching Contributions..................................14

ARTICLE 5             EMPLOYEE CONTRIBUTIONS....................................................................15

         Section 5.1           Employee Regular and Supplemental Contributions..................................15

         Section 5.2           Change in Employee Contribution Percentages......................................15

         Section 5.3           Suspension of Employee Contributions.............................................16

         Section 5.4           Deduction of Employee Contributions..............................................16

         Section 5.5           Yearly Limitation on Tax-Deferred Contributions..................................16

         Section 5.6           Reduction of Tax-Deferred Contributions by the Benefits Committee................16

         Section 5.7           Rollover Contributions...........................................................18

         Section 5.8           Catch-Up Contributions...........................................................18

ARTICLE 6             LIMITATIONS ON CONTRIBUTIONS TO THE PLAN..................................................18

         Section 6.1           Company Matching Contribution and Tax-Deferred Contribution Limitations..........18

         Section 6.2           Maximum Annual Additions to Participant Accounts.................................19

         Section 6.3           Participation in More than One Plan of Company...................................20

         Section 6.4           Limitation on Amount of Company Matching Contributions and After-Tax
                               Contributions....................................................................21

         Section 6.5           Multiple Use of Alternative Limitation...........................................23

ARTICLE 7             PARTICIPANT ACCOUNTS......................................................................23

         Section 7.1           Establishment of Participant Accounts............................................23

         Section 7.2           Quarterly Statement of Account Balances..........................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 7.3           Nonforfeitability of Employee Contribution Accounts..............................23

         Section 7.4           Compliance with USERRA...........................................................23

ARTICLE 8             INVESTMENT FUNDS..........................................................................24

         Section 8.1           Establishment of Funds...........................................................24

         Section 8.2           Investment in Funds..............................................................26

         Section 8.3           Investment of Company Matching Contributions.....................................26

         Section 8.4           Investment of Employee Contributions and Transfer Accounts.......................26

         Section 8.5           Change in Participant's Investment Election......................................27

         Section 8.6           Participant Voting Rights........................................................27

ARTICLE 9             VALUATIONS AND ADJUSTMENTS................................................................27

         Section 9.1           Computation of Fair Market Value of Funds........................................27

         Section 9.2           Method of Adjustment.............................................................27

         Section 9.3           Allocation of Dividends in the OGE Energy Corp. Common Stock Fund................27

         Section 9.4           Allocation of Company Matching Contributions.....................................27

ARTICLE 10            DISTRIBUTIONS AND WITHDRAWALS.............................................................28

         Section 10.1          Distributions after a Severance Date.............................................28

         Section 10.2          Termination by Reason of Death, Permanent Disability or Retirement...............28

         Section 10.3          Termination by Resignation, Release or Discharge.................................28

         Section 10.4          In-Service Withdrawals...........................................................31

         Section 10.5          Indebtedness to Trust............................................................34

         Section 10.6          Loans to Participants............................................................34

ARTICLE 11            DISTRIBUTION OF BENEFITS..................................................................36

         Section 11.1          Distribution of Benefits Upon Termination of Employment..........................36

         Section 11.2          Manner of Distribution...........................................................37

         Section 11.3          Required Beginning Date..........................................................37

         Section 11.4          Form of Distribution.............................................................37

         Section 11.5          Dividend Distributions...........................................................37

         Section 11.6          Distribution of Benefits upon Death of Participant...............................38

         Section 11.7          Distribution to Alternate Payees.................................................38

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 11.8          Distributions from TRASOP Account................................................39

         Section 11.9          Eligible Rollover Distributions..................................................39

ARTICLE 12            THE RETIREMENT SAVINGS TRUST..............................................................40

         Section 12.1          Establishment of Trust...........................................................40

         Section 12.2          Appointment of Trustee...........................................................40

ARTICLE 13            ADMINISTRATION............................................................................40

         Section 13.1          Allocation of Responsibilities Among Fiduciaries.................................40

         Section 13.2          Plan Administrator...............................................................41

         Section 13.3          Committees.......................................................................41

         Section 13.4          Information from Participant.....................................................45

         Section 13.5          Notification of Participant's Address............................................45

         Section 13.6          Claims and Appeal Procedure......................................................45

ARTICLE 14            NATURE AND CONSTRUCTION OF RIGHTS AND DUTIES..............................................46

         Section 14.1          Participant Elections............................................................46

         Section 14.2          Nonalienation of Benefits........................................................46

         Section 14.3          Payments to Incapacitated Participant or Beneficiary.............................47

         Section 14.4          Payment on Inability to Locate Participant or Beneficiary........................47

         Section 14.5          Interest in Trust Governed by Terms of Plan......................................47

         Section 14.6          Trust as Sole Source of Benefits.................................................47

         Section 14.7          Uniformity of Treatment..........................................................48

         Section 14.8          Exclusive Benefit of Participants and Beneficiaries..............................48

         Section 14.9          No Contract of Employment........................................................48

         Section 14.10         Form of Actions and Notices......................................................48

         Section 14.11         Partial Invalidity Not To Affect Remaining Provisions............................48

ARTICLE 15            AMENDMENT AND TERMINATION.................................................................48

         Section 15.1          Plan and Trust Amendment.........................................................48

         Section 15.2          Permanency of Plan...............................................................49

         Section 15.3          Termination of Plan..............................................................49

         Section 15.4          Distribution Upon Termination....................................................49

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
ARTICLE 16            SUCCESSOR COMPANY; PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.......................50

         Section 16.1          Continuation by Successor........................................................50

         Section 16.2          Merger or Consolidation of Plan..................................................50

         Section 16.3          Transfer of Assets From Other Qualified Plans....................................50

ARTICLE 17            JOINT AND SURVIVOR ANNUITY REQUIREMENTS...................................................51

         Section 17.1          Applicability....................................................................51

         Section 17.2          General Rules....................................................................51

         Section 17.3          Definitions......................................................................51

ARTICLE 18            CONSTRUCTION..............................................................................52

         Section 18.1          In General.......................................................................52

         Section 18.2          Number and Context...............................................................52

ARTICLE 19            MULTIPLE EMPLOYER PROVISIONS..............................................................53

         Section 19.1          Participating Employers..........................................................53

         Section 19.2          Plan's Application to Each Participating Employer................................53

         Section 19.3          Continuity of Employment.........................................................53

         Section 19.4          Instructions to Trustee..........................................................53

         Section 19.5          Amendment by Board of Directors..................................................53

         Section 19.6          Withdrawal by Participating Employer.............................................53

ARTICLE 20            SPECIAL PROVISIONS FOR TOP-HEAVY PLANS....................................................54

         Section 20.1          Top-Heavy Plan Definitions.......................................................54

         Section 20.2          Requirements in Plan Years in Which Plan Is Top-Heavy............................55

                   OGE ENERGY CORP. EMPLOYEES' STOCK OWNERSHIP
                           AND RETIREMENT SAVINGS PLAN
                        (Effective as of October 1, 1998)


                                    ARTICLE 1

        ESTABLISHMENT, TITLE, PURPOSE, INTENT AND EFFECTIVE DATE OF PLAN

         Section 1.1 Establishment, Effective Date and Title of Plan. OGE Energy Corp. ("the Company") sponsors what was originally known as the Oklahoma Gas and Electric Company Employees' Thrift Plan (the "RSP") established January 1, 1982 by the Company's wholly-owned subsidiary, Oklahoma Gas and Electric Company. The RSP has been amended and restated twice as of January 1, 1984, amended and restated as of January 1, 1987, amended and restated as of January 1, 1989, and amended and restated as of December 1, 1993, at which time the RSP was renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. The RSP was amended as of September 17, 1997, at which time the Company assumed sponsorship of the RSP, and it was renamed the OGE Energy Corp. Employees' Retirement Savings Plan.

         The Company also sponsors the Oklahoma Gas and Electric Company Employees' Stock Ownership Plan (the "ESOP"), established January 1, 1977 by the Company's wholly-owned subsidiary, Oklahoma Gas and Electric Company. The ESOP was amended and restated effective January 1, 1978, January 1, 1983, January 1, 1984, and January 1, 1989. On July 15, 1998, the Company assumed sponsorship of the ESOP.

         The RSP and the ESOP were merged effective October 1, 1998. The following provisions constitute an amendment, restatement and continuation of the RSP and ESOP, effective October 1, 1998, which on and after such date shall be known as the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan (the "Plan").

         Section 1.2 Purpose of Plan. The purpose of the Plan is to assist Employees of the Company in acquiring an equity ownership in the Company and to provide additional financial security to Participants and their Beneficiaries through systematic savings of a portion of their earnings supplemented by Company Matching Contributions. Unless expressly stated otherwise with respect to a particular provision, the amended and restated Plan shall apply only to Participants (and their Beneficiaries) whose Severance Date is on or after October 1, 1998.

         Section 1.3 Intent of Plan. The Plan is designed to invest primarily in stock of the Company which is intended to constitute "qualifying employer securities" within the meaning of Sections 4975(e)(8) and 409(l) of the Internal Revenue Code and regulations thereunder. As far as practicable the income and earnings therefrom and accretions on such stock shall also be invested in the Common Stock of the Company, except to the extent dividends on such Common Stock are paid out in cash to Participants as provided in Section 11.5. The Plan is intended to be an "employee stock ownership plan" and is also designed to qualify under Sections 401(a), 401(k) and 409 of the Internal Revenue Code, as applicable. The Company intends that the Plan shall continue to be maintained by it for the above purposes indefinitely, subject always, however, to the rights reserved to the Board of Directors to amend and terminate the Plan as set forth below.

                                    ARTICLE 2

                                   DEFINITIONS

         The following terms, when used in the Plan, shall have the following meanings, unless the context clearly indicates otherwise:

         Section 2.1 Accounts. The term "Accounts" refers collectively to a Participant's After-Tax Contribution Account, Company Matching Contribution Account, Tax-Deferred Contribution Account, Transfer Account and TRASOP Account, if any, and any sub-account of any of them.

         Section 2.2 Actual Contribution Percentage. The term "Actual Contribution Percentage" means a percentage calculated for purposes of Section
6.4 for (a) the group of Highly Compensated Employees who are eligible under
Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under Section 3.1 to participate in the Plan. For each group being tested, the Actual Contribution Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the sum of the Company Matching Contributions under Section 4.1 and the After-Tax Contributions under Section 5.1 on behalf of each group member, divided by the Compensation of each group member. Qualified matching contributions that are taken into account under Section 2.3 shall be excluded from this Section 2.2.

         Section 2.3 Actual Deferral Percentage. The term "Actual Deferral Percentage" means a percentage calculated for purposes of Section 5.6 for (a) the group of Highly Compensated Employees who are eligible under Section 3.1 to participate in the Plan or (b) the group of all other Employees who are eligible under Section 3.1 to participate in the Plan. For each group being tested, the Actual Deferral Percentage shall be the average of the following percentages, which shall be calculated separately for each member of the group: the Tax-Deferred Contributions on behalf of each group member divided by the Compensation of each group member. The Benefits Committee may elect for each Plan Year to include "qualified matching contributions" (as defined in the Treasury Regulations under Code Section 401(k)) in the numerator of each percentage calculated under this Section 2.3.

         Section 2.4 After-Tax Contributions. The term "After-Tax Contributions" means the Employee Contributions under Section 5.1 designated as such by the Participant. All Participant contributions made before January 1, 1984 shall be considered After-Tax Contributions. After-Tax Contributions are not intended to qualify as "salary reduction" contributions under Code Section 401(k).

         Section 2.5 Authorized Leave of Absence. The term "Authorized Leave of Absence" means any paid absence by an Employee on account of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or other leave of absence authorized by the Company under its standard personnel practices, administered in a uniform and nondiscriminatory manner. During an Authorized Leave of Absence, a Participant shall be given credit for Years of Service, provided that he or she retires or returns to employment with the Company within the period specified in the Authorized Leave of Absence. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

         Section 2.6 Beneficiary. The term "Beneficiary" means the person, persons or trust designated under Section 3.8 to receive a benefit under the Plan after the death of a Participant.

         Section 2.6A Benefits Committee. The term "Benefits Committee" means the committee appointed from time to time by the Benefits Oversight Committee pursuant to the provisions of Article 13.

         Section 2.6B Benefits Oversight Committee. The term "Benefits Oversight Committee" means the committee appointed by the Board of Directors pursuant to
Section 13.3.

         Section 2.7 Board of Directors. The term "Board of Directors" or "Board" means the Board of Directors of OGE Energy Corp. as from time to time constituted.

         Section 2.7A Catch-Up Contributions. The term "Catch-Up Contributions" means the contributions made by a Participant pursuant to Section 5.8. Catch-Up Contributions are intended to qualify as "salary reduction" contributions under
Section 401(k) of the Code.

         Section 2.8 Code. The term "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         Section 2.9 This Section has been intentionally omitted and all references to this "Section 2.9" in the Plan shall be substituted with Section "2.6A."

         Section 2.10 Company. The term "Company" means OGE Energy Corp., a corporation organized and existing under the laws of the State of Oklahoma, and any successor thereto which continues the Plan as provided in Section 16.1, and any Subsidiary or other corporation which together with OGE Energy Corp. is a member of a "controlled group" of corporations under Code Section 414(b) or (c).

         Section 2.11 Company Matching Contribution Account. The term "Company Matching Contribution Account" means the account maintained for the Company Matching Contributions allocated on a Participant's behalf, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals, distributions and Forfeitures.

         Section 2.12 Company Matching Contributions. The term "Company Matching Contributions" means the contributions of the Company described in Section 4.1.

         Section 2.13 Company Stock. The term "Company Stock" means the common stock of OGE Energy Corp. which currently has a par value of $0.01 per share. At all times, Company Stock shall meet the requirements of Section 4975(e) of the Code.

         Section 2.14 Compensation. The term "Compensation" shall

                  (a) include the following items paid in cash to the Participant by the Company during a calendar year:

                           (i)      Base compensation;

                           (ii) The regular (non-premium) rate of pay for shift work performed by full-time employees of the Company for the limited purpose of crediting such Participants with up to 80 total hours of pay during any regular biweekly payroll period; and

                           (iii) Incentive pay, unless the Financial Programs Committee specifically excludes such incentive pay, by formal action, in order to prevent discrimination in favor of Highly Compensated Employees as determined by the Financial Programs Committee. Unless otherwise specified by the Benefits Oversight Committee, incentive pay means amounts paid pursuant to a written formal incentive plan, as approved by the Benefits Oversight Committee in a nondiscriminatory manner, which includes specific payout criteria. Effective September 20, 2000, lump-sum merit awards provided in conjunction with a merit pay program shall continue to be Compensation for the purpose of determining eligible Employee Contributions however, these lump-sum amounts shall be excluded from consideration of Company Matching Contributions.

                                    Effective January 1, 1998, "Compensation"
                           shall also include tax-deferred contributions made by the Company on behalf of a Participant to this Plan or any other plan or arrangement maintained by the Company pursuant to Code Section 125, 129, 132, and 401(k), or any similar Code Section providing for pre-tax payments or deferrals.

                  (b) Items such as the following shall be excluded from the term "Compensation:"

                           (i) Amounts paid for overtime work except as provided in subsection (ii) above;

                           (ii)     Pay in lieu of overtime for exempt
                                    personnel;

                           (iii)    Lump-sum pay structure adjustments;

                           (iv)     Shift premiums;

                           (v)      Commissions;

                           (vi)     Fringe benefits;

                           (vii)    Non-cash benefits;

                           (viii) Company contributions to employee benefit plans or arrangements;

                           (ix)     Employee reimbursements; and

                           (x)      Special lump-sum recognition awards.

         Notwithstanding the foregoing, solely for the purpose of determining eligible Employee Contributions, the definition of Compensation shall include overtime payments, pay in lieu of overtime for exempt personnel and special lump-sum recognition awards. These amounts however, will not be eligible for Company Matching Contributions. Compensation shall be limited for all Plan purposes to the first $160,000 of Compensation per Participant, as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17).

         For purposes of Sections 2.2, 2.3 and 2.23, the term "Compensation" shall mean the total compensation received by an Employee from the Company for the Plan Year, including salary, wages, bonuses, commissions, overtime pay, overtime premiums, amounts which are Tax-Deferred Contributions under the Plan, and any other elective contributions that are not included in gross income under Code Section 125, 402(e)(3) or 402(h).

         Section 2.15 Eligible Employee. The term "Eligible Employee" means every Employee of the Company, excluding any person who is a leased employee or employed within a collective bargaining unit recognized as such by the Company unless and until mutually satisfactory agreements have been reached with the union bargaining agent for coverage of the Employees in the bargaining unit represented by the union under the terms of the Plan, together with such other waivers as the Company may deem necessary in light of the local contractual situations.

         Section 2.16 Employee. The term "Employee" means every common law employee of the Company. The term Employee also means any person who is not a common law employee of the Company and who provides services to the Company if
(1) such services are provided pursuant to an agreement between the Company and a leasing organization, (2) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year, and (3) such services are performed under the primary direction or control of the Company, as provided in Section 414(n)(2) of the Code.

         Section 2.17 Employee Contributions. The term "Employee Contributions" means the contributions made by a Participant pursuant to Section 5.1.

         Section 2.18 Employment Commencement Date and Reemployment Commencement Date. The term "Employment Commencement Date" means the first day on which the Employee actually performs an Hour of Service for the Company. The term "Reemployment Commencement Date" means the first day following a Period of Severance on which the Employee performs an Hour of Service for the Company.

         Section 2.19 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         Section 2.20 Fiduciaries. The term "Fiduciaries" means the Board of Directors, the Benefits Oversight Committee, the Benefits Committee, the Plan Administrator, and the investment manager, if any, but only with respect to the specific responsibilities of each for Plan or Trust administration, as described and allocated in Article 13. For the sole purpose of voting shares of Company Stock allocated to Participant accounts, the term "Fiduciaries" shall also mean Participants who exercise such voting rights.

         Section 2.21 Financial Programs Committee. The term "Financial Programs Committee" means the committee responsible for reviewing all incentive programs offered by the Company to determine whether such programs discriminate in favor of Highly Compensated Employees. To the extent discrimination exists, the Financial Programs Committee, by formal action, may deem it necessary to exclude certain types of incentive pay from Compensation.

         Section 2.22 Forfeiture. The term "Forfeiture" means the portion of a Participant's Company Matching Contribution Account which by reason of the provisions of Section 6.4 or 10.3 can no longer become distributable to him or her. Each Forfeiture shall be applied solely to reduce the amount of Company Matching Contributions otherwise payable by the Participating Employer that employed the Participant to whom the Forfeiture is attributable. No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

         Section 2.23 Highly Compensated Employee. The term "Highly Compensated Employee" means each Employee who:

                  (a) Was a five percent (5%) owner of the Company at any time during the Plan Year under consideration (the "current Plan Year") or the preceding Plan Year; or

                  (b) Received Compensation of more than $80,000 during the preceding Plan Year and who was in the top twenty percent (20%) of Employees (in terms of Compensation received) for that year.

         The $80,000 amount in paragraph (b) shall be adjusted by the Secretary of the Treasury pursuant to Sections 415(d) and 414(q)(l) of the Code.

         Section 2.24 Hour of Service. The term "Hour of Service" means:

                  (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of duties for the Company;

                  (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company on account of a period of time during which no duties are performed due to Authorized Leave of Absence; provided, however, that no hour shall be considered an Hour of Service if no duties are performed and the Employee is paid or entitled to payment under the terms of a plan or arrangement maintained solely for the purposes of complying with applicable workers' compensation, unemployment compensation or disability insurance laws. The number of Hours of Service credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Company shall be limited to the lesser of 50l or the actual number of hours that would otherwise be considered Hours of Service; and

                  (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company; provided, however, that: (i) hours for which back pay is awarded or agreed to for periods described by subsection 2.24(b) above shall be limited by the rules of that subsection; (ii) hours shall not be credited under both this subsection 2.24(c) and subsection 2.24(a) or (b) above; and (iii) in the event that the Company agrees to back pay pursuant to an enforceable, arm's-length negotiation with an Employee, nothing in this subsection 2.24(c) shall preclude the Employee from waiving his or her right to credit for such hours in consideration for the Company's agreement.

                  (d) For purposes of satisfying a Year of Eligibility Service and notwithstanding anything in the Plan to the contrary, an Employee who is absent from work due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child in connection with the adoption of the child by the Employee, or (iv) the caring for the child by the Employee during the period immediately following the child's birth or placement for adoption, shall be treated as having completed certain Hours of Service for a limited period. The Employee will be treated as completing either (i) the number of Hours of Service that normally would have been credited but for the absence or, (ii) if the normal work hours are unknown, eight Hours of Service for each normal workday during the leave, to a maximum per Plan Year of 501 Hours of Service, but only for purposes of preventing a One-Year Period of Severance. The Hours of Service required to be credited under this subsection 2.24(d) must be credited only in the Plan Year in which the absence begins for one of the permitted reasons or, if crediting in such year is not necessary to prevent a One-Year Period of Severance in that Plan Year, in the following Plan Year.

         Hours of Service shall be credited on the records of the Company to the employment periods to which the payment relates rather than to the periods in which payment is actually made. All Employees for whom the Company does not keep records of the number of hours worked shall be credited with 45 Hours of Service for each week for which they are paid or entitled to payment. Special rules for treatment of Hours of Service to be credited for time spent on Authorized Leave of Absence are set forth in 29 CFR Section 2530.200b-2(b) and (c), issued by the United States Department of Labor, which are incorporated herein by reference.

         Section 2.25 Investment Fund or Funds. The term "Investment Fund" or "Funds" means any one or all of the funds provided for in Article 8.

         Section 2.25A OGE DB Rollover Account. The term "OGE DB Rollover Account" means the subaccount of the Transfer Account into which employee contributions made under the Oklahoma Gas and Electric Company Retirement Plan (currently known as the OGE Energy Corp. Retirement Plan (the "Retirement Plan")) prior to October 1, 1975 were transferred for those Employees who took a refund and elected to roll over their contributions to the Plan.

         Section 2.26 Participant. The term "Participant" means any Eligible Employee who has elected to participate in the Plan pursuant to Section 3.2.

         Section 2.27 Participating Employer. The term "Participating Employer" means OGE Energy Corp. or any Subsidiary that is participating in the Plan pursuant to Article 19.

         Section 2.28 Payroll Period. The term "Payroll Period" means the biweekly or bimonthly period, as appropriate, on the basis of which an Employee is paid by the Company.

         Section 2.29 Period of Severance. The term "Period of Severance" means the period of time commencing on an Employee's Severance Date and ending on the Employee's Reemployment Commencement Date. The term "One-Year Period of Severance" means a Period of Severance of twelve consecutive months.

         Section 2.30 Permanent Disability. The term "Permanent Disability" means the permanent incapacity of a Participant to perform the duties of his or her employment for the Company by reason of physical or mental impairment. Permanent Disability shall be deemed to exist when so determined by the Benefits Committee, based upon the written opinion of a licensed physician who has been approved by the Benefits Committee. The final decision of the Benefits Committee with respect to Permanent Disability shall be conclusive for all purposes of the Plan and Trust.

         Section 2.31 Plan. The term "Plan" means the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan, as set forth herein and as from time to time amended and in effect.

         Section 2.32 Plan Administrator. The term "Plan Administrator" means the person, persons or corporation from time to time designated as such by the Benefits Committee, with the administrative responsibilities for the Plan set forth in Section 13.2.

         Section 2.33 Plan Year. The term "Plan Year" means the administrative year of the Plan and Trust ending each December 31.

         Section 2.34 Regular Contributions. The term "Regular Contributions" means a Participant's Employee Contributions up to and including 6% of Compensation.

         Section 2.35 Severance Date. The term "Severance Date" means a severance from service with the Company which shall occur on the earlier of:

                  (a) The date on which an Employee quits, retires, is discharged or dies, whichever occurs first; or

                  (b) The later of:

                           (i) One year after the first day of a period in which an Employee remains absent from the service of the Company with or without pay for any reason other than quitting, retirement or discharge unless the absence is due to an Authorized Leave of Absence and the Employee returns to service with the Company at the end of the Authorized Leave of Absence; or

                           (ii)     The end of the second year after an
                                    Authorized Leave of Absence related to
                                    maternity or paternity.

         If an Employee incurs a Severance Date under subsection 2.35(a) and performs an Hour of Service within the twelve-consecutive-month period beginning on the Severance Date, the Employee shall not have incurred a Period of Severance and the entire period shall constitute a period of service.

         Section 2.36 Subsidiary. The term "Subsidiary" means any corporation, domestic or foreign, of which 50% or more of the voting stock is owned directly or indirectly by OGE Energy Corp.

         Section 2.37 Supplemental Contributions. The term "Supplemental Contributions" means a Participant's Employee Contributions of more than 6% of Compensation.

         Section 2.38 Tax-Deferred Contribution Account. The term "Tax-Deferred Contribution Account" means the account maintained for the Participant's Tax-Deferred Contributions, after adjustment for earnings, losses, changes in market value, fees, expenses, withdrawals and distributions.

         Section 2.39 Tax-Deferred Contributions. The term "Tax-Deferred Contributions" means the Employee Contributions under Section 5.1 designated as such by the Participant. Tax-Deferred Contributions are intended to qualify as "salary reduction" contributions under Section 401(k) of the Code.

         Section 2.40 Tejas Gas After-Tax Transfer Account. The term "Tejas Gas After-Tax Transfer Account" means the account into which the after-tax accounts of Participants who became Employees of the Company on July 1, 1999 (upon the acquisition of Tejas Gas LLC by Enogex, Inc.) were transferred.

         Section 2.41 Transfer Account. The term "Transfer Account" means the fully vested bookkeeping account established and maintained as provided in
Section 16.3, which may include amounts rolled over to the Trust pursuant to
Section 5.7.

         Section 2.42 TRASOP Account. The term "TRASOP Account" means the fully vested bookkeeping account established and maintained to hold the assets attributable to the Participant's Account under the Oklahoma Gas and Electric Company Employees' Stock Ownership Plan before it merged with the OGE Energy Corp. Employees' Retirement Savings Plan.

         Section 2.43 Trust. The term "Trust" means the trust or trusts established pursuant to Section 12.1.

         Section 2.44 Trustee. The term "Trustee" means the trustee or trustees appointed by the Board of Directors pursuant to Section 12.2, and any successor trustee or trustees.

         Section 2.45 USERRA. The term "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994.

         Section 2.46 Valuation Date. The term "Valuation Date" means each business day on which the Federal Reserve, the New York Stock Exchange and the Trustee are all open for business.

         Section 2.47 Year of Eligibility Service. The term "Year of Eligibility Service" means the period of twelve consecutive months, commencing as of the Employee's Employment Commencement Date or any anniversary thereof, during which the Employee completes 1,000 or more Hours of Service. Notwithstanding the foregoing, for purposes of determining the eligibility of the following Employees to participate in the Plan, Hours of Service for eligibility purposes shall be accrued as follows:

                  (a) Employees of Clinton Gas Company as of August 31, 1994, who became Employees of the Company on September 1, 1994 (upon the acquisition of Clinton Gas Company by Enogex, Inc.) shall have their Hours of Service accrued while employees of Clinton Gas Company prior to September 1, 1994, treated in the same manner as though such Hours of Service had been accrued with the Company.

                  (b) Employees of Ozark Pipeline, Inc. or its affiliates as of July 31, 1998, who became Employees of the Company on August 1, 1998 (in connection with the purchase of substantially all of the assets of Ozark Pipeline, Inc. by Enogex Interstate Transmission L.L.C. (the "Ozark Purchase")) shall have their Hours of Service accrued while employees of Ozark Pipeline, Inc. or its affiliates prior to August 1, 1998, treated in the same manner as though such Hours of Service had been accrued with the Company.

                  (c) Effective July 1, 1999, Employees of Tejas Gas LLC as of June 30, 1999, who became Employees of the Company on July 1, 1999 (upon the acquisition of Tejas Gas LLC by Enogex, Inc.) shall have their Hours of Service accrued under the Coral Energy Services LLC Thrift Plan prior to July 1, 1999 counted as Hours of Service for purposes of the Plan.

         Section 2.48 Year of Service. The term "Year of Service" means each twelve-month period of service after January 1, 1982 as an Employee of the Company, regardless of whether or not such months of service are consecutive. For a Participant whose Employment Commencement Date was prior to January 1, 1982 and who was employed by the Company on January 1, 1982, Years of Service shall include periods of service prior to January 1, 1982 if the Participant elected to participate in the Plan (i) on or before July 1, 1982, or (ii) when he or she was first eligible to participate, whichever is later. Service with a "related employer" shall be included in determining an Employee's Years of Service. A "related employer" is any trade or business under common control (as defined in Sections 414(b) and (c) of the Code) with OGE Energy Corp.

         For Employees who were employed by Mustang Fuel Corporation or Mustang Gas Products Company on September 29, 1986, employment with Mustang Fuel Corporation or Mustang Gas Products Company prior to September 29, 1986 shall be included in determining

Years of Service under this Section 2.46 if the Participant elected to participate in the Plan when first eligible.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

         Section 3.1 Eligibility to Participate. Each regular full-time Employee shall be eligible to participate in the Plan upon becoming an Eligible Employee. Each other Employee who is an Eligible Employee shall be eligible to participate in the Plan after the completion of a Year of Eligibility Service.

         Section 3.2 Election to Participate. Each Eligible Employee may become a Participant in the Plan as of the first day of the first Payroll Period beginning after he or she has satisfied the requirements of Section 3.1, by making such election. An Eligible Employee who does not elect to become a Participant when first eligible, may elect to participate as of the first day of any subsequent Payroll Period in accordance with procedures established by the Plan Administrator, provided that he or she is employed as an Eligible Employee on such date.

         Section 3.3 Participation Fees. An annual administrative fee shall be charged to each Participant and former Participant (or their Beneficiaries or alternate payees) with any balance in his or her Accounts under the Plan, which shall be determined by the Administrator and applied on a uniform and nondiscriminatory basis to all such Participants and Former Participants.

         Section 3.4 Becoming a Noncontributing Participant. A Participant shall become a Noncontributing Participant for the period during which:

                  (a) He or she is on an unpaid leave of absence;

                  (b) He or she has voluntarily elected to suspend Employee Contributions as provided in Section 5.3;

                  (c) His or her Employee Contributions are automatically suspended because he or she has taken a withdrawal pursuant to Section 10.4(g), (h), (i), (j), or (k); or

                  (d) He or she is no longer employed as an Eligible Employee.

         Section 3.5 Status of Noncontributing Participant. During the period that a Participant is a Noncontributing Participant he or she shall be entitled to all the rights, privileges and benefits of a Participant, except that:

                  (a) No Employee Contributions shall be made on his or her behalf;

                  (b) No Company Matching Contribution shall be made on his or her behalf;

                  (c) If he or she is a Noncontributing Participant pursuant to
         Section 3.4(a) or (d), no withdrawals pursuant to Section 10.4 and no loans pursuant to Section 10.6 may be requested.

         A Noncontributing Participant who becomes eligible to make Employee Contributions may so elect by notifying the Trustee in advance of the first day of a Payroll Period in accordance with procedures established by the Benefits Committee.

         Section 3.6 Status of Terminated Participant. Except as provided in
Section 11.1 for Account balances of $5,000 or less, a terminated Participant shall be entitled to maintain his or her Accounts in the Plan until such time as distributions are required pursuant to Section 11.1, unless he or she requests an earlier commencement of payments pursuant to Section 11.1. The Participant shall have only those rights, privileges and benefits under the Plan as provided in this Section 3.6 and in Sections 3.7, 7.2, 8.5, 8.6 and in Articles 9 and 11.

         Section 3.7 Participation and Reemployment.

                  (a) If an Employee was a Participant in the Plan on his or her prior termination of employment and is an Eligible Employee on his or her Reemployment Commencement Date, he or she shall be eligible to become a Participant as of the first day of the first Payroll Period coincident with or following his or her Reemployment Commencement Date, provided that he or she has made such election pursuant to such procedures as the Plan Administrator requires under Section 3.2. If he or she does not elect to become a Participant as of such date, he or she may elect to become a Participant as of the first day of any succeeding Payroll Period according to Section 3.2.

                           (1) Restoration of "Unvested" Amounts. If a
                  Participant terminates employment with the Company before becoming fully vested in his or her Company Matching Contribution Account, does not take a total distribution of the vested portion of his or her Company Matching Contribution Account upon termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the unvested portion of his or her Company Matching Contribution Account treated as a Forfeiture, if any, under Section 10.3 shall be restored to the Participant as of the Valuation Date immediately following the date of reemployment. The Participant's vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

                           If a Participant terminates employment with the
                  Company before becoming fully vested in his or her Company Matching Contribution Account, receives a distribution or deemed distribution pursuant to Section 10.3 of all of the vested portion of the account after termination, is reemployed by the Company, and either (i) his or her Period of Severance is less than five years or (ii) the Company fully vested the Company Matching Contribution Accounts of other Participants in the same category as the Participant if the Participant had remained employed by the Company and five years had not elapsed during his or her Period of Severance, the Company shall restore to the Participant as of the Valuation Date immediately following the date of reemployment those amounts treated as

                  Forfeitures under Section 10.3 without interest or earnings for the period between the Valuation Date immediately following the Participant's distribution date and the Valuation Date immediately following the Participant's reemployment. The Participant's vested interest in his or her Company Matching Contribution Account upon reemployment shall be determined pursuant to Section 10.3.

                           The Company shall restore unvested Company Matching
                  Contributions to Participants under this subsection by utilizing first any available Forfeitures and then by making an additional Company contribution. The Forfeitures or additional Company contributions must be allocated to the Participant's Company Matching Contribution Account prior to the end of the Plan Year following the Plan Year in which restoration occurs.

                           Notwithstanding any other provision of the Plan to
                  the contrary, if a Participant terminates employment and his or her Period of Severance exceeds the greater of (1) five years or (2) his or her Years of Service, the entire unvested portion of his or her Company Matching Contribution Account, and all earnings thereon, shall be Forfeited and shall not be restored upon reemployment.

                           (2) Restoration of Years of Vesting Service and Years
                  of Service. If the Participant either had a Vested Percentage under Section 10.3 in his or her Company Matching Contribution Account as of his or her Severance Date or if his or her Period of Severance is less than five years, the Participant shall be entitled, in the event he or she elects to become a Participant following his or her reemployment, to a reinstatement of his or her Years of Vesting Service and his or her Years of Service accrued as of his or her Severance Date.

                  (b) If an Employee has an Employment Recommencement Date but was not a Participant in the Plan on his or her prior termination of employment, such Employee shall be eligible to participate in the Plan upon satisfying the eligibility requirements under Section 3.1.

         Section 3.8 Beneficiary Designation. A Participant may designate a Beneficiary in writing on a form provided by the Plan Administrator. Such a designation may be in favor of one or more Beneficiaries, may include contingent as well as primary designations, may apportion or specify the benefits payable hereunder, and may include named or yet unnamed trustees under any will or living trust. The designation may be changed at any time or times by filing a new designation form with the Plan Administrator. Any designation shall become effective upon receipt thereof acknowledged by the Plan Administrator during the Participant's lifetime. The most recent designation received by the Plan Administrator shall control as of any date. If a Participant designates a Beneficiary without providing that the Beneficiary must be living at the time of each distribution, and if the Beneficiary survives the Participant but dies before receiving all of the benefits so designated, then the remaining benefits shall be distributed to the Beneficiary's spouse, if any, otherwise to the Beneficiary's then-living descendants, per stirpes, if any, otherwise to the Beneficiary's estate. If multiple Beneficiaries are named without specifying the proportions payable to each, distribution shall be made in equal shares to the Beneficiaries entitled thereto. In the absence of a written and receipted designation of

Beneficiary, or if all designated Beneficiaries predecease the Participant, the Participant's spouse, if any, otherwise the Participant's then-living descendants (with distribution being made per stirpes), if any, otherwise the Participant's estate, shall be considered the designated Beneficiary. All Beneficiary designations should include the full name and post office address of the Beneficiary. Distribution to a Beneficiary hereunder other than to the estate of a Participant shall not be subjected to claims against the Participant. A married Participant's sole primary Beneficiary shall, while the Participant is married, automatically be his or her current spouse unless the spouse consents in writing to the designation of a different primary Beneficiary or Beneficiaries. Such spousal consent shall acknowledge the financial effect of the designation and shall also acknowledge the non-spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries and the specific form of payment, if any, chosen by the Participant. The consent shall be witnessed by a Plan representative or a notary public.

                                   ARTICLE 4

                         COMPANY MATCHING CONTRIBUTIONS

         Section 4.1 Amount of Company Matching Contributions. Subject to the provisions of Section 6.1, the Company shall make Company Matching Contributions to the Plan for each payroll period on behalf of each Participant, on the following basis:

                  (a) For Participants whose Employment or Reemployment Commencement Dates were before February 1, 2000, and

                           (1) the Participant has completed fewer than 20 full
                  Years of Service, the Company shall contribute fifty percent (50%) of the Regular Contributions deposited during such month by such Participant; provided, however, that the amount of Employee Contributions for which the Company shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant's Compensation; or

                           (2) the Participant has completed 20 or more full
                  Years of Service, the Company shall contribute seventy-five percent (75%) of the Regular Contributions deposited during such month by such Participant; provided, however, that the amount of Employee Contributions for which the Company shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant's Compensation.

                  (b) For Participants whose Employment or Reemployment Commencement Dates were on or after February 1, 2000, the Company shall contribute one hundred percent (100%) of the Regular Contributions deposited during such month by such Participant; provided, however, that the amount of Employee Contributions for which the Company shall make a Company Matching Contribution shall not exceed six percent (6%) of the Participant's Compensation.

         Section 4.2 Time and Form of Company Matching Contributions. Company Matching Contributions shall be made as soon as reasonably practicable after the last business day of the calendar month to which they relate. Company Matching Contributions may be made in the form of cash or qualifying employer securities (within the meaning of Code Section 4975(e)(8)) or in a combination thereof, as the Company elects. To the extent that Company Matching Contributions are made in the form of Company Stock, the number of shares to be contributed shall be determined by dividing the amount of the contribution to be made in the form of stock by the closing price of such stock as reported as New York Stock Exchange-Composite Transactions on the date to which such contribution relates. Such stock may be stock which has been purchased by the Company for this purpose, authorized but unissued stock of OGE Energy Corp., or treasury stock held by OGE Energy Corp. Regardless of the form of contribution, all Company Matching Contributions shall be invested in the OGE Energy Corp. Common Stock Fund when contributed to the Trust.

                                    ARTICLE 5

                             EMPLOYEE CONTRIBUTIONS

         Section 5.1 Employee Regular and Supplemental Contributions. For each Payroll Period, each Participant shall contribute to the Plan an amount not less than two percent (2%) nor more than fifteen percent (19%) of his or her Compensation, which contributions shall be designated by the Participant, in whole multiples of one percent (1%) of Compensation, on the following basis:

                  (a) Contributions not exceeding the first six percent (6%) of Compensation shall be designated Regular Contributions. Regular Contributions may be designated as After-Tax Contributions or Tax-Deferred Contributions in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

                  (b) Contributions exceeding the first six percent (6%) of Compensation shall be designated Supplemental Contributions. Supplemental Contributions may be designated as After-Tax Contributions or Tax-Deferred Contributions, in any combination, provided that any such designation is made in whole multiples of one percent (1%) of Compensation.

         All Employee Contributions shall be effected by payroll deductions in accordance with procedures established by the Benefits Committee. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

         Section 5.2 Change in Employee Contribution Percentages. The rate of Regular and Supplemental Contributions may be changed from one whole multiple of one percent (1%) to another by any Participant as to Employee Contributions to be made in the future, effective as of the first day of any Payroll Period and within the limitations of Section 5.1, by submitting the required information in advance to the Trustee; provided, however, that a Participant's Supplemental Contributions shall be completely suspended during any period in which his or her Regular Contribution percentage is less than six percent (6%).

         Section 5.3 Suspension of Employee Contributions. A Participant may suspend his or her Regular Contributions and/or Supplemental Contributions as of the first day of any Payroll Period by making a request to the Trustee prior to the start of the such Payroll Period, in accordance with procedures established by the Benefits Committee. A Participant may resume Employee Contributions by similar advance notice to the Trustee.

         Section 5.4 Deduction of Employee Contributions. The Company shall deduct Employee Contributions from the Compensation of the Participant and shall transmit biweekly, but in no event later than the 15th business day of the month following the month in which such deduction is made, the sums so deducted to the Trustee for investment as the Participant shall have directed. A statement of the amount of each Participant's Employee Contributions shall be delivered to the Trustee by the Plan Administrator.

         Section 5.5 Yearly Limitation on Tax-Deferred Contributions. No Participant shall be permitted to have Tax-Deferred Contributions made under the Plan during any calendar year in excess of $10,000 (reduced by the Participant's elective deferrals for such year under any other salary reduction arrangement under Code Section 401(k) or 403(b)), as adjusted by the Secretary of the Treasury each year. Any Tax-Deferred Contributions made by the Company on behalf of a Participant in excess of the adjusted $10,000 limit for any calendar year shall be returned to the Participant (as adjusted for earnings and losses attributable thereto during the Plan Year to which such excess relates) no later than the April 15 following the close of the calendar year to which such excess relates. The amount of excess Tax-Deferred Contributions to be distributed under this Section with respect to an Employee for a Plan Year shall be reduced by any excess Tax-Deferred Contributions previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year in accordance with
Section 402(g)(2).

         Section 5.6 Reduction of Tax-Deferred Contributions by the Benefits Committee.

                  (a) Effective for Plan Years beginning on and after January 1, 1997, for the Plan Year to the extent necessary to meet for any Plan Year either of the following tests:

                           (i) the average Actual Deferral Percentage of the Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average Actual Deferral Percentage of all other Employees for the preceding Plan Year; or

                           (ii) the excess of the average Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year over the average Actual Deferral Percentage of all other Employees for the preceding Plan Year is not more than 2 percentage points and the average Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year is not more than 2 times the average Actual Deferral Percentage of all other Employees for the preceding Plan Year;

                  (b) the Benefits Committee may undertake the following actions:

                           (i)      decrease the maximum Tax-Deferred
                                    Contribution permitted to be made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year;

                           (ii)     for certain Participants designate
                                    Tax-Deferred Contributions as After-Tax
                                    Contributions under the rules provided in
                                    Section 5.1; or

                           (iii) distribute the Tax-Deferred Contributions of certain Participants;

                  (c) according to the following rules:

                           (i) Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first 2 1/2 months of that following Plan Year, the Participating Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

                           (ii) For Plan Years beginning prior to January 1, 1997, the distribution shall be made by reducing the Tax-Deferred Contributions made on behalf of the Highly Compensated Employees in order of their contribution percentages. Beginning with the highest of such percentages, each contribution percentage shall be reduced to the next highest contribution percentage until the excess is eliminated.

                                    (1)      For Plan Years beginning on or
                                             after January 1, 1997, the
                                             distribution shall be made by
                                             distributing the Tax-Deferred
                                             Contributions made on behalf of the
                                             Highly Compensated Employees under
                                             the leveling method described under
                                             Code Section 401(k)(8) and
                                             applicable regulations in order of
                                             the aggregate amount of
                                             contributions by, or on behalf of,
                                             each of such Employees. Beginning
                                             with the highest of such
                                             contributions, each aggregate
                                             contribution amount shall be
                                             reduced to the next highest
                                             aggregate contribution amount until
                                             the excess is eliminated.

                           (iii) Each distribution under this paragraph shall include the earnings or losses or increase or decrease in value attributable to the contributions distributed through the date of the distribution.

                  (d) The amount of excess Tax-Deferred Contributions to be distributed under this Section with respect to an Employee for a Plan Year shall be reduced by any excess Tax-Deferred Contributions previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year in accordance with Section 402(g)(2).

                  (e) For purposes of applying the tests set forth in Section 5.6(a) for any Plan Year beginning on or after January 1, 1997, the Benefits Oversight Committee may elect, by amending the Plan to provide that it has made such election, to use the average Actual

         Deferral Percentage of Employees (who are not Highly Compensated Employees) for the current Plan Year rather than use the average Actual Deferral Percentage of Employees (who are not Highly Compensated Employees) for the preceding Plan Year as is otherwise provided in
         Section 5.6(a). If such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings or announcements. In accordance with the preceding sentence, the Benefits Oversight Committee hereby elects to use the average Actual Deferral Percentage for Employees (who are not Highly Compensated Employees) for the current Plan Year in applying the tests under Section 5.6(a) for each Plan Year commencing on or after January 1, 1997, and the Plan is hereby amended to so provide.

         Section 5.7 Rollover Contributions. An Eligible Employee who has received a distribution of his or her interest in a plan that is qualified under
Section 401(a) of the Code, may, in accordance with procedures established by the Benefits Committee, transfer the distribution to the Trust and instruct the Trustee to accept such a distribution directly from the distributing plan, provided the following conditions are met:

                  (a) the distribution is an eligible rollover distribution as defined in Section 11.9;

                  (b) the transfer occurs on or before the 60th day following the Employee's receipt of the distribution from the other plan, or, if such distribution had previously been transferred into an individual retirement account or individual retirement annuity described in
         Section 408 of the Code, on or before the 60th day following the Employee's receipt of the distribution from such account or annuity;

                  (c) the Employee provides the Trustee with whatever information it deems necessary to determine that the proposed rollover will meet the requirements of this Section.

         The amount transferred shall be credited to the rollover subaccount of the Employee's Transfer Account.

         Section 5.8 Catch-Up Contributions. For any Plan Year beginning after December 31, 2001, all Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of Sections 5.5 and 6.2 of the Plan. The Plan shall not be treated as failing to satisfy Section 5.6 and Article 20 of the Plan or the requirements of Code Section 410(b) by reason of the making of such Catch-Up Contributions.

                                    ARTICLE 6

                    LIMITATIONS ON CONTRIBUTIONS TO THE PLAN

         Section 6.1 Company Matching Contribution and Tax-Deferred Contribution Limitations. Company Matching Contributions and Tax-Deferred Contributions made by any Participating Employer shall be made only on behalf of Participants who are Employees of the

Participating Employer, and Company Matching Contributions shall be made only from current or accumulated earnings or profits of such Participating Employer. If any Participating Employer is prevented from making a contribution which it otherwise would have made by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which such Participating Employer was so prevented from making may be made for the benefit of Participants who are Employees of such Participating Employer by any of the other Participating Employers to the extent of its current or accumulated earnings or profits. If the Participating Employers do not file a consolidated federal income tax return, the contribution by each such other Participating Employer shall be limited to that portion of its total current and accumulated earnings or profits remaining after adjustment for its contributions on behalf of Participants who are its own Employees which the total prevented contribution bears to the total current and accumulated earnings or profits of all such Participating Employers remaining after adjustment for all contributions on behalf of Participants who are their own Employees. Notwithstanding the foregoing provisions of this Section 6.1, OGE Energy Corp. may waive the earnings and profits limitation under this Section 6.1 for any Plan Year. The amount of contributions made by any Participating Employer for a Plan Year shall not exceed the amount deemed to be deductible in computing the taxable income of such Participating Employer (taking into account all contributions under all of such Participating Employer's qualified plans and all privileges and limitations of carryovers and carryforwards as established by law) for the purpose of computing taxes on or measured by income under the provisions of the Code and/or any other laws in effect from time to time.

         Section 6.2 Maximum Annual Additions to Participant Accounts. Notwithstanding any other provision of the Plan, the "annual additions" on behalf of a Participant for any "limitation year" shall not exceed an amount equal to the lesser of:

                  (a) Thirty thousand dollars ($30,000), as adjusted by the Secretary of the Treasury under Section 415(d) of the Code; or

                  (b) Twenty-five percent (25%) of the Compensation paid to the Participant by the Company in that limitation year.

         For purposes of this Section 6.2 and Section 6.3, the term "annual additions" shall mean, with respect to each Participant for each Plan Year, the aggregate of the Company Matching Contributions allocated to his or her Company Matching Contribution Account, the Tax-Deferred Contributions allocated to his or her Tax-Deferred Contribution Account and the contributions made by the Participant to his or her After-Tax Contribution Account. If any Participant's annual additions exceed the applicable maximum limitation set forth above, contributions (and the earnings attributable thereto during the Plan Year) shall be returned to the Participant and/or held in a suspense account for the Participating Employer to the extent necessary and in the following priority:

                           (i) First, Supplemental After-Tax Contributions shall be returned to the Participant;

                  (c) Second, Regular After-Tax Contributions shall be returned to the Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer;

                  (d) Third, Supplemental Tax-Deferred Contributions shall be returned to the Participant; and

                  (e) Fourth, Regular Tax-Deferred Contributions shall be returned to the Participant and Company Matching Contributions relating thereto shall be held in a suspense account for the Participating Employer.

         Amounts held in a suspense account for a Participating Employer shall be used to reduce future Company Matching Contributions by such Participating Employer. For purposes of this Section 6.2 and Section 6.3, the term "limitation year" shall mean the Plan Year and the term "Compensation" shall be defined pursuant to Treasury Regulation Section 1.415-2(d).

         Section 6.3 Participation in More than One Plan of Company. In the event that the annual additions which otherwise would be made to the Participant's Accounts under all defined contribution plans of the Company for any Plan Year exceed the limitations set forth in Section 6.2, the excess annual additions shall be attributable first to the Plan as may be required under
Section 6.2 so that no such excess annual additions are made.

         In the event that the Participant is also a participant in one or more tax-qualified defined benefit pension plans of the Company, for Plan Years beginning prior to January 1, 2000, the sum of such Participant's defined benefit plan fraction and defined contribution plan fraction, as determined pursuant to Code Section 415(e) for any Plan Year, may not exceed 1.0.

         The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under any defined benefit plan of the Company, and the denominator of which is the lesser of (a) 1.25 multiplied by the annual dollar limitation on projected annual benefits in effect under Code Section 415(b)(1)(A) or (b) 1.4 multiplied by one hundred percent (100%) of the Participant's average annual Compensation during the three consecutive calendar years when the Compensation paid to him or her was the highest. Notwithstanding the foregoing, if the Participant was a participant in any defined benefit plan of the Company as of December 31, 1982, the denominator of the defined benefit plan fraction will not be less than 1.25 multiplied by the Participant's accrued benefit under such plan as of December 31, 1982.

         The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's Accounts under all defined contribution plans of the Company, and the denominator of which is the sum of the maximum aggregate amounts which could have been contributed under Code Section 415(c) for the current Plan Year and for all prior Plan Years of such Participant's employment by the Company. The "maximum aggregate amount" for any Plan Year shall be equal to the lesser of (a)
1.25 multiplied by the dollar limitation on contributions in effect for such Plan Year under Code Section 415(c)(1)(A) or (b) 1.4 multiplied by twenty-five percent (25%) of the Participant's

Compensation for the Plan Year. The Company may, in calculating the defined contribution plan fraction, elect to apply the transitional rule provided in Code Section 415(e)(6).

         If the sum of a Participant's defined contribution plan and defined benefit plan fractions would otherwise exceed 1.0 for any Plan Year, then the benefit which would otherwise be accrued with respect to such Participant under any applicable tax-qualified defined benefit pension plan shall be considered not to have been accrued and will be limited to the extent necessary so that the sum does not exceed 1.0.

         Section 6.4 Limitation on Amount of Company Matching Contributions and After-Tax Contributions.

                  (a) For Plan Years beginning on or after January 1, 1997, to the extent necessary to meet for any Plan Year either of the following tests:

                           (i) The average Actual Contribution Percentage of the Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average Actual Contribution Percentage of all other Employees for the preceding Plan Year; or

                           (ii)     The excess of the average Actual
                                    Contribution Percentage of the Highly
                                    Compensated Employees for the current Plan
                                    Year over the average Actual Contribution
                                    Percentage of all other Employees for the preceding Plan Year is not more than 2 percentage points and the average Actual Contribution Percentage of the Highly Compensated Employees for the current Plan Year is not more than 2 times the average Actual Contribution Percentage of all other Employees for the preceding Plan Year;

                  (b) the Benefits Committee may undertake any of the following actions:

                           (i) forfeit the amount of the nonvested Company Matching Contributions made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year;

                           (ii) return the After-Tax Contributions (as adjusted for earnings and losses thereon through the date the contributions are distributed) made by certain highly Compensated Employees as determined by the Benefits Committee each Plan Year; or

                           (iii) return the amount of the vested Company Matching Contributions (as adjusted for earnings and losses thereon through the date the contributions are distributed) made on behalf of certain Highly Compensated Employees as determined by the Benefits Committee each Plan Year;

                  (c) according to the following rules:

                           (i) Any distribution to Participants under this paragraph shall occur before the end of the Plan Year following the Plan Year in which the contributions were made. However, unless the distribution is made within the first
                                    2 1/2 months of that following Plan Year, Employer shall incur a 10% excise tax with respect to the excess not distributed to the extent required by law.

                           (ii) For Plan Years beginning prior to January 1, 1997, the distribution shall be made by reducing the Matching Contributions made on behalf of the Highly Compensated Employees in order of their contribution percentages. Beginning with the highest of such percentages, each contribution percentage shall be reduced to the next highest contribution percentage until the excess is eliminated.

                                    For Plan Years beginning on or after January
                                    1, 1997, the distribution shall be made by reducing the Matching Contributions made on behalf of the Highly Compensated Employees under the leveling method described under Code Section 401(k)(8) and applicable regulations in order of the aggregate amount of contributions by, or on behalf of, each of such Employees. Beginning with the highest of such contributions, each aggregate contribution amount shall be reduced to the next highest aggregate contribution amount until the excess is eliminated.

                                    Each distribution under this paragraph shall include the earnings or losses or increase or decrease in value attributable to the contributions distributed through the date of the distribution.

                           (iii) Except as otherwise provided by Treasury Regulations, for each Plan Year in which the nondiscrimination test of subsection 5.6(a)(ii) is relied upon to satisfy the requirements of Section 5.6, Company Matching Contributions and After-Tax Contributions must meet the nondiscrimination test set forth in subsection 6.4(a).

                           (iv)     The amount of any Company Matching
                                    Contributions which are forfeited under this
                                    Section 6.4 shall be considered a Forfeiture and used in accordance with Section 2.21.

                  (d) For purposes of applying the tests under Section 6.4(a) for any Plan Year beginning on or after January 1, 1997, the Benefits Oversight Committee may elect, by amending the Plan to provide that it has made such election, to use the average Actual

         Contribution Percentage of Employees (who are not Highly Compensated Employees) for the current Plan Year rather than use the average Actual Contribution Percentage of Employees (who are not Highly Compensated Employees) for the preceding Plan Year as is otherwise provided in
         Section 6.4(a). If such an election is made, it may not be changed except to the extent provided in applicable governmental regulations, rulings or announcements. In accordance with the preceding sentence, the Benefits Oversight Committee hereby elects to use the average Actual Contribution Percentage for Employees (who are not Highly Compensated Employees) for the current Plan Year in applying the tests under Section 6.4(a) for each Plan Year commencing on or after January 1, 1997, and the Plan is hereby amended to so provide.

         Section 6.5 Multiple Use of Alternative Limitation. Notwithstanding any provision in Articles 5 and 6 to the contrary, if the 1.25 factors referred to in Sections 5.6 or 6.4 are both exceeded for a Plan Year, the leveling method of corrections under Treasury Regulation Section 1.401(m)-1(e)(2) shall be continued until the combined limitation set forth in Treasury Regulation Section 1.401(m)-2(b) is satisfied for such Plan Year.

                                    ARTICLE 7

                              PARTICIPANT ACCOUNTS

         Section 7.1 Establishment of Participant Accounts. The Benefits Committee shall maintain, or cause to be maintained, for each Participant a Company Matching Contribution Account, a Regular After-Tax Contribution Account and/or a Regular Tax-Deferred Contribution Account, a Supplemental After-Tax Contribution Account and/or a Supplemental Tax-Deferred Contribution Account, and a TRASOP Account if the Participant also participated in the Oklahoma Gas and Electric Company Employees' Stock Ownership Plan, and such Transfer Account as may be required under the terms of Section 16.3.

         Section 7.2 Quarterly Statement of Account Balances. As soon as practicable after the close of each calendar quarter, the Plan Administrator shall prepare and deliver to each Participant a statement of the balances in such person's Participant Accounts as of the close of such calendar quarter.

         Section 7.3 Nonforfeitability of Employee Contribution Accounts. The entire interest of each Participant in his or her Regular After-Tax Contribution Account, Regular Tax-Deferred Contribution Account, Supplemental After-Tax Contribution Account and Supplemental Tax-Deferred Contribution Account, if any, shall be at all times fully vested and nonforfeitable.

         Section 7.4 Compliance with USERRA. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

                                    ARTICLE 8

                                INVESTMENT FUNDS

         Section 8.1 Establishment of Funds. The Benefits Committee shall cause the Trustee to establish and maintain the Investment Funds offered under the Plan. The Benefits Committee shall have the authority to add or delete funds as it deems appropriate without amending this Plan document. As of the effective date of this amendment and restatement the following funds are available under the Plan:

                  (a) OGE Energy Corp. Common Stock Fund. Effective as of December 31, 1996, this investment is primarily in Company Stock, which stock shall be contributed by the Company or purchased: (i) from OGE Energy Corp., (ii) on the open market or (iii) by participation in a dividend reinvestment or similar plan available to OGE Energy Corp.'s shareholders in general. Prior to October 1, 1996, this investment was primarily in Oklahoma Gas and Electric Company Common Stock. A small portion of this fund may be invested in short-term investments for liquidity purposes to accommodate daily trading. Interests in this fund are expressed in terms of "units" and not in shares of stock to permit same day trading and valuations.

                  (b) Fidelity Managed Income Portfolio. This option seeks to preserve the amount invested and to earn a competitive level of income over time. The goal is to maintain a stable $1 share price, but the yield will fluctuate. This option purchases short- and long-term investment contracts that meet the credit quality standards of Fidelity Management Trust Company. An investment contract is an unsecured agreement where the purchaser agrees to pay for the life of the contract and repay the money when the contracts become due. The issuers of investment contracts may be insurance companies, banks or other approved financial institutions.

                  (c) Fidelity Asset Manager: Income. This fund seeks a high level of current income by maintaining a diversified portfolio of stocks, bonds and short-term, interest-bearing instruments. The fund emphasizes investments in bonds and other short-term instruments for income and price stability. The fund's "neutral mix" is 20 percent stocks, 50 percent bonds and 30 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings
         - within defined ranges - based on the current outlook for different markets.

                  (d) Fidelity Asset Manager. This fund seeks high total return with moderate risk over the long term. The fund may invest in stocks, bonds and other short-term instruments, both in the U.S. and abroad. The fund's "neutral mix" is 50 percent stocks, 10 percent bonds and 20 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings - within defined ranges - based on the current outlook for different markets.

                  (e) Fidelity Asset Manager: Growth. This fund seeks to maximize total return over the long-term by investing in a more aggressive mix of stocks, bonds and other short-term securities. The fund may invest in both U.S. and foreign securities. The fund's "neutral mix" is 70 percent stocks, 25 percent bonds, and 5 percent short-term instruments. This mix will vary as the fund manager gradually adjusts the fund's holdings - within defined ranges - based on the current outlook for different markets.

                  (f) Fidelity Growth and Income Portfolio. This fund seeks high total return though a combination of current income (such as through dividends) and capital appreciation (an increase in the value of the fund's shares). The fund expects to invest a majority of its assets in domestic and foreign equity securities, with a focus on those that pay current dividends and show potential earnings growth. However, the fund may buy securities that are not currently paying dividends, but offer prospects for either capital appreciation or future income.

                  (g) Fidelity Blue Chip Growth Fund. This fund seeks capital appreciation (an increase in the value of the fund's shares). The fund invests mainly in common stocks of well-known and established domestic and foreign companies. The fund normally invests at least 65% of its total assets in the common stock of "blue chip" companies, i.e., those with a market capitalization of at least $200 million, if included in the S&P 500 or the Dow Jones Industrial Average, or $1 billion if not included in either index.

                  (h) Fidelity Contrafund. This fund seeks capital appreciation (an increase in the value of the fund's shares). The fund invests mainly in equity securities of foreign and domestic companies that are undervalued or out of favor. The fund looks for companies that have at least one of the following characteristics: (i) the company is unpopular, but improvements seem possible due to developments such as a change in management, a new product line, or an improved balance sheet;
         (ii) the company has been popular recently, but is temporarily out of favor due to short-term or one-time factors; and/or (iii) the company is undervalued when compared to other companies in the same industry.

                  (i) Invesco Total Return. This fund seeks high total return through a combination of current income (such as through dividends) and capital appreciation (an increase in the value of the fund's shares). The fund typically invests 30% in stocks and 30% in fixed and variable income securities (bonds), with the remaining 40% spread out between stocks and bonds based on business, economic and market conditions. The fund may also invest in foreign securities.

                  (j) PBHG Growth. This fund seeks capital appreciation (an increase in the value of the fund's shares). The fund invests mainly in common stocks of small and medium-sized United States companies. The fund invests in many different kinds of companies and industries, but at times may be heavily concentrated in a relatively small number of industries. The fund invests in companies believed to have strong earnings potential and significant capital appreciation.

                  (k) INVESCO Dynamics Fund. This fund seeks capital appreciation over the long term through capital growth by investing primarily in domestic common stocks of companies traded on U.S. securities exchanges as well as on the over-the-counter (OTC) market. The fund also may invest in other types of securities, including preferred stocks and convertible securities, and short-term instruments. The fund may invest up to 25% of its assets in foreign securities, which involve greater risks. Share price and return will vary.

                  (l) Spartan Total Market Index Fund. This fund seeks to provide investment results that correspond to the total return of a broad range of domestic (U.S.) stocks. The fund invests at least 80 percent of its assets in common stocks included in the Wilshire 5000. The fund's share price and return will fluctuate.

                  (m) Templeton Foreign I. This fund seeks capital appreciation (an increase in the value of the fund's shares). The fund invests mainly in stocks and debt securities of companies and governments of developed or developing countries outside the United States.

                  (n) PIMCO Total Return Fund Administrative Class. This fund seeks to provide high total return that exceeds general bond market indices. The fund invests mainly in bonds, including U.S. government, corporate, mortgage and foreign.

         Section 8.2 Investment in Funds. Each of the Investment Funds shall be invested without distinction between principal and income within the investment directive for that Fund. The OGE Energy Corp. Common Stock Fund shall be administered on a unitized share accounting basis with segregation of units to the individual Participant Accounts. Pending payment of costs, expenses or anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of any of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the Federal government, short-term demand notes, short-term commercial paper, collective trust funds investing in short-term investments or in cash and may deposit any uninvested funds with any bank selected by the Trustee.

         Section 8.3 Investment of Company Matching Contributions. All Company Matching Contributions shall be invested at the time contributed to the Trust in the OGE Energy Corp. Common Stock Fund. The TRASOP Account shall also be invested in the OGE Energy Corp. Common Stock Fund. Prior to attaining age 55, a Participant may not transfer amounts from his or her Company Matching Contribution Account into any other Investment Fund. Upon attaining age 55, and thereafter, a Participant may transfer amounts from his or her Company Matching Contribution and TRASOP Accounts as provided in Section 8.5 and may request a distribution from the TRASOP Account in accordance with Section 11.8.

         Section 8.4 Investment of Employee Contributions and Transfer Accounts. Each Participant shall have the right to make an election directing that his or her Employee Contributions and Transfer Account be invested in specified multiples of one percent (1%) of each of such amounts up to one hundred percent (100%) thereof, in any one or more of the Investment Funds. A Participant's initial investment election shall be made as of his or her initial commencement of participation in the Plan by making such election at the time of the Participant's election to participate under Section 3.2. In the absence of an effective election, one hundred percent (100%) of the Participant's Employee Contributions and Transfer Account shall be invested in the Fidelity Managed Income Portfolio.

         Section 8.5 Change in Participant's Investment Election. Each Participant may elect to change the investment of future Employee Contributions and any future transfers to his or her Transfer Account in any multiple of one percent (1%) of each of such amounts effective as of any business day, by providing the required information to the Trustee. Each Participant may also elect to change the investment of the balances in his or her Tax-Deferred Contribution Account, After-Tax Contribution Account, Transfer Account and, after attaining age 55, the balance in his or her Company Matching Contribution Account and TRASOP Account, in any multiple of one percent (1%) of such balances, effective as of any business day, by submitting the required information to the Trustee.

         Section 8.6 Participant Voting Rights. Each Participant shall be entitled to direct the Trustee with respect to any shares of Company Stock in the OGE Energy Corp. Common Stock Fund (including fractional shares) allocated to his or her Accounts as to the manner in which such shares shall be voted and as to the exercise of any other rights appertaining to such shares. In the absence of Participant direction, the Trustee shall vote such allocated shares of Company Stock in the same proportion as shares for which Participant directions have been received. The Benefits Committee shall cause all information provided to shareholders of Company Stock to be concurrently provided to all such Participants.

                                    ARTICLE 9

                           VALUATIONS AND ADJUSTMENTS

         Section 9.1 Computation of Fair Market Value of Funds. The Trustee shall make a valuation of the net assets of the Funds based on the fair market values of the Fund's assets as of each Valuation Date.

         Section 9.2 Method of Adjustment. The Trustee shall determine the fair market value of the Trust based on the fair market value of each individual share or unit held in the Trust on each Valuation Date; except if an investment fund is closed for trading on any Valuation Date that the Trustee deems necessary. Each distribution, withdrawal or loan shall be charged to the proper Accounts on the Valuation Date as of which such distribution or withdrawal is processed. Each contribution made by or on behalf of a Participant shall be credited to the proper Accounts on the Valuation Date as of which such contribution is made. The Trustee's determination of the net value of the Plan assets, and of the charges or credits to Participant Accounts, shall be conclusive and binding on all parties under the Plan.

         Section 9.3 Allocation of Dividends in the OGE Energy Corp. Common Stock Fund. Any dividends received on shares of Company Stock held in the OGE Energy Corp. Common Stock Fund which are not distributed in accordance with
Section 11.5 shall be used by the Trustee to purchase additional shares of Company Stock. All shares of Company Stock obtained with such dividends shall be added to the OGE Energy Corp. Common Stock Fund and allocated to the Accounts of the Participants to which they relate in the form of additional units.

         Section 9.4 Allocation of Company Matching Contributions. For the purposes of allocating the Company Matching Contribution for each month, the Company Matching Contribution Account of each Participant shall be credited with the number of units of the OGE

Energy Corp. Common Stock Fund equal to the amount calculated in accordance with
Section 4.1.

                                   ARTICLE 10

                          DISTRIBUTIONS AND WITHDRAWALS

         Section 10.1 Distributions after a Severance Date. Each Participant who incurs a Severance Date shall be entitled to a distribution of that portion (or all) of his or her Accounts determined in accordance with Section 10.2 or 10.3, whichever is applicable, payable in accordance with the provisions of Article 11 hereof.

         Section 10.2 Termination by Reason of Death, Permanent Disability or Retirement. If a Participant's service is terminated by reason of Permanent Disability or death or after he or she becomes eligible for normal or early retirement under the terms of the OGE Energy Corp. Employees' Retirement Plan, such Participant (or his or her Beneficiary) shall be entitled to a distribution of the entire balance in his or her Accounts.

         Section 10.3 Termination by Resignation, Release or Discharge. If a Participant's service is terminated for a reason other than death or Permanent Disability and before he or she becomes eligible for Normal or Early Retirement under the terms of the OGE Energy Corp. Employees' Retirement Plan, such Participant shall be entitled to a distribution of the entire balance in his or her Employee Contribution Accounts, TRASOP Account, and Transfer Account and, to the extent the Participant is vested, the vested balance in his or her Company Matching Contribution Account. If the Participant elects to receive a distribution pursuant to this paragraph, the unvested portion of that Participant's Company Matching Contribution Account will be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution. If the Participant elects to have distributed less than the entire vested portion of his or her Company Matching Contribution Account, the portion of the unvested amounts that will be treated as a Forfeiture is the total unvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to the Company Matching Contribution Account and the denominator of which is the total value of the vested Company Matching Contribution Account. The remaining unvested amounts in the Participant's Company Matching Contribution Account and the vested portion of the Participant's accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

         If the value of the vested portion of a Participant's Company Matching Contribution Account is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

         If a Participant terminates employment and the value of the vested portion of the Participant's Accounts is greater than $5,000, but the Participant elects not to receive a distribution of his or her vested account balances, the unvested portion of his or her Company Matching Contribution Account and the vested portion of the accounts which remain within the Plan shall continue to accrue earnings under the regular terms of the Plan, except as provided in subsection 3.7(a) of the Plan.

         If a Participant terminates employment and the value of the vested portion of the Participant's Accounts does not exceed $5,000 in the aggregate, and the Participant receives a distribution pursuant to the second sentence of
Section 11.1 of the Plan, the unvested portion of such Participant's Matching Company Contribution Account shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant receives his or her distribution.

         A Participant's vested balance in his or her Company Matching Contribution Account as of any Valuation Date shall be determined as follows:

                  (a) An amount equal to:

                           (i)      The sum of:

                                    (1)      the entire balance in the
                                             Participant's Company Matching
                                             Contribution Account as of such
                                             Valuation Date; and

                                    (2)      the total debits against the
                                             Participant's Company Matching
                                             Contribution Account as of such
                                             Valuation Date attributable to
                                             in-service withdrawals under
                                             Section 10.4 hereof and prior
                                             distributions under this Section
                                             10.3 which were made before a
                                             One-Year Period of Severance, if
                                             any;

                                             multiplied by

                           (ii) The Participant's Vesting Percentage as specified in the schedule below, determined as of such Valuation Date;

                                             less

                           (iii) The total debits against the Participant's Company Matching Contribution Account as of such Valuation Date attributable to in-service withdrawals under Section 10.4 hereof and prior distributions under this
                                    Section 10.3 which were made before a
                                    One-Year Period of Severance, if any.

                                Vesting Schedule

         Full Years of Vesting Service                Vesting Percentage
         -----------------------------                ------------------
               Less than 3 years                              0%
                       3                                     30%
                       4                                     40%
                       5                                     60%
                       6                                     80%
                       7                                    100%

provided, however, that if the Participant is employed by the Company when he or she attains age 65 or after he or she becomes eligible for Normal or Early Retirement under the terms of the

Oklahoma Gas and Electric Company Employees' Retirement Plan, his or her Vesting Percentage shall be one hundred percent (100%).

         Any amount in a Participant's Company Matching Contribution Account which is not distributable as set forth above shall be a Forfeiture and shall, together with other Forfeitures arising during the same Plan Year, be applied to reduce future Company Matching Contributions. A record of the total debits against the Participant's Company Matching Contribution Account for distributions from such Account pursuant to this Section 10.3 shall be maintained for the purposes of determining the Participant's vested balance in such Account prior to the expiration of a five-year Period of Severance.

         For purposes of the above vesting schedule, the Participant's Years of Vesting Service in the Plan shall mean his or her Years of Service with the Company commencing on or after January 1, 1982; provided, however, that any Participant whose Employment Commencement Date was prior to January 1, 1982, who was employed by the Company on January 1, 1982, and who elected to participate in the Plan on or before July 1, 1982 or when he or she was first eligible to become a Participant (whichever is later), shall be entitled, upon completion of three full Years of Vesting Service in the Plan, to have his or her Years of Service with the Company which are prior to the date on which he or she was first eligible to participate in the Plan included as Years of Vesting Service. Notwithstanding the foregoing, for Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries who became employees of the Company on September 30, 1986, who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Vesting Service in the Plan, only Years of Service commencing on or after September 30, 1986 shall be included in determining a Participant's Years of Vesting Service. Also, and notwithstanding the foregoing, Employees of Enogex Inc., Enogex Products Corporation and their subsidiaries, who were employed by the Company on September 30, 1986 and elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Mustang Fuel Corporation and Mustang Gas Products Company prior to September 30, 1986 treated as Years of Service for the Company in determining Years of Vesting Service.

         Notwithstanding the foregoing, for purposes of determining Participants' Years of Vesting Service under this Section 10.3:

                  (1) Employees who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc. and who did not elect to participate in the Plan when first eligible or who did elect to participate in the Plan when first eligible and who have not completed three full Years of Vesting Service in the Plan shall only include their Years of Service commencing on or after September 1, 1994 in determining their Years of Vesting Service. Also, and notwithstanding the foregoing, Employees who became Employees of the Company on September 1, 1994, upon the acquisition of Clinton Gas Company by Enogex, Inc., and who were employed by the Company on September 1, 1994 and elected to participate in the Plan when first eligible, shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Clinton Gas Company prior to September 1, 1994 treated as Years of Service for the Company in determining Years of Vesting Service.

                  (2) Employees who became Employees of the Company on August 1, 1998, by reason of the Ozark Purchase who have not completed three full Years of Vesting Service in the Plan shall only include their Years of Service commencing on or after August 1, 1998 in determining their Years of Vesting Service. Also, and notwithstanding the foregoing, Employees who became Employees of the Company on August 1, 1998, by reason of the Ozark Purchase shall be entitled, upon completion of three full Years of Vesting Service, to have all service with Ozark Pipeline, Inc. and its affiliates prior to August 1, 1998 treated as Years of Service for the Company in determining Years of Vesting Service.

                  (3) Effective July 1, 1999, Employees who became Employees of the Company on July 1, 1999, by reason of the acquisition of Tejas Gas LLC by Enogex, Inc. shall have their years of service for Tejas Gas LLC treated in the same manner as though such years of service had been accrued with the Company in determining Years of Vesting Service.

         Notwithstanding the foregoing, with respect to any Participant who completes an Hour of Service in any Plan Year beginning on or after January 1, 2002, the vested balance in the Company Matching Contribution Account of such Participant on or after January 1, 2002 will be determined based on the Participant's Vesting Percentage as specified in the Vesting Schedule below instead of under the Vesting Schedule provided above:

                                Vesting Schedule

            Full Years of Vesting Service                                    Vesting Percentage
            -----------------------------                                    ------------------
                  Less than 2 years                                                  0%
                          2                                                         20%
                          3                                                         40%
                          4                                                         60%
                          5                                                         80%
                          6                                                        100%

         Section 10.4 In-Service Withdrawals. In addition to the withdrawals permitted under Section 11.8 (related to distributions from TRASOP Accounts), prior to the termination of his or her employment with the Company, a Participant may withdraw, for any reason, as of any Valuation Date, such part or all of the balance in his or her After-Tax Contribution Account as described in subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 10.4; such part or all of the vested balance in his or her Company Matching Contribution Account as described in subsection (h) of this Section 10.4; such part or all of the balance in his or her Employee Tax-Deferred Contribution Account as described in subsections (i), (j), (k), (l), (m) and (n) of this Section 10.4; and such part or all of the balance in his or her OGE DB Rollover Account as described in subsection (o) of this Section 10.4.

         Any withdrawal under this Section 10.4 may be made by submitting the required information to the Trustee. All withdrawals shall be made pro rata from the Funds in which the Participant's Accounts to which the withdrawal relates are invested. All withdrawals must be for at least $300 or one hundred percent (l00%) of the Participant's After-Tax Contribution Account balance, whichever is less. A Participant may make only one withdrawal pursuant to this Section 10.4 in any Plan Year, without regard to whether the withdrawal has been requested as a result of the Participant's hardship. All such withdrawals shall be made in cash. Notwithstanding the foregoing, the balance of a Participant's Tejas Gas After-Tax Transfer Account may be withdrawn on an unlimited basis.

         Withdrawals shall be deemed made in the following order:

                  (a) The amount, if any, in the Participant's Tejas Gas After-Tax Transfer Account;

                  (b) The amount of any contributions made to the Participant's Supplemental After-Tax Contribution Account before 1987;

                  (c) The amount of any contributions made to the Participant's Regular After-Tax Contribution Account before 1987;

                  (d) The amount of any increment in value in the Participant's Supplemental After-Tax Contribution Account attributable to contributions made before 1987;

                  (e) The amount of any increment in value in the Participant's Regular After-Tax Contribution Account attributable to contributions made before 1987;

                  (f) The balance in the Participant's Supplemental After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

                  (g) The balance in the Participant's Regular After-Tax Contribution Account attributable to contributions made after 1986 and earnings accrued thereon;

                  (h) The vested balance in the Participant's Company Matching Contribution Account;

                  (i) The amount of any increment in value credited to the Participant's Supplemental Tax-Deferred Contribution Account as of December 31, 1988;

                  (j) The amount of any increment in value credited to the Participant's Regular Tax-Deferred Contribution Account as of December 31, 1988;

                  (k) The amount of contributions made to the Participant's Supplemental Tax-Deferred Contribution Account;

                  (l) The amount of contributions made to the Participant's Regular Tax-Deferred Contribution Account;

                  (m) The amount of any increment in value credited to the Participant's Supplemental Tax-Deferred Contribution Account after December 31, 1988;

                  (n) The amount of any increment in value credited to the Participant's Regular Tax-Deferred Contribution Account after December 31, 1988; and

                  (o) The amount, if any, in the Participant's OGE DB Rollover Account;

provided, however, that the Participant shall be permitted to withdraw such amounts pursuant to subsections 10.4 (i), (j), (k), (l) or (o) only as the Benefits Committee shall authorize upon satisfactory proof provided to the Benefits Committee that (i) a hardship exists, which hardship shall be limited to the Participant's immediate and heavy financial need, and (ii) such withdrawal is necessary to satisfy such immediate and heavy financial need. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet that need shall be made by the Benefits Committee in a nondiscriminatory manner. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the Participant provides evidence satisfactory to the Benefits Committee that the distribution is on account of:

                  (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in Section 152 of the Code);

                  (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition, related education fees, and room and board for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents; or

                  (4) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

         A withdrawal shall be necessary to satisfy a Participant's immediate and heavy financial need only if:

                  (A)      All of the following requirements are met:

                           (i) the amount of the withdrawal is not in excess of the amount of the immediate and heavy financial need;

                           (ii)     the Participant has obtained all
                                    distributions, other than hardship
                                    distributions, and all nontaxable loans
                                    available at the time of the requested
                                    withdrawal under all plans maintained by the Company;

                           (iii)    the Employee Contributions of any
                                    Participant who makes a hardship withdrawal under subsections 10.4(i), (j), (k) or (l) shall be suspended until the first day of the first Payroll Period beginning after the end of the twelve-month period beginning on the date of receipt of the withdrawal; and

                           (iv) a Participant may not make Tax-Deferred Contributions during the calendar year immediately following the calendar year of the hardship withdrawal in excess of the applicable dollar limit under Section 5.5 for such next calendar year less the amount of such Participant's Tax-Deferred Contributions for the calendar year of the hardship withdrawal; or

                  (B) All of the requirements of any additional method prescribed by the Commissioner of Internal Revenue under which distributions will be deemed necessary to satisfy an immediate and heavy financial need are met.

         Notwithstanding the foregoing provisions of subsection (A)(iii), a Participant who makes a withdrawal described in subsection 10.4(i), (j), (k) or
(l) after December 31, 2001, shall be suspended from making further Employee Contributions to the Plan until the first day of the Payroll Period beginning after the end of the six-month period beginning on the date of receipt of the withdrawal.

         A Participant who has attained age 59 1/2 shall not be required to provide evidence of a hardship to qualify for a withdrawal from his or her Tax-Deferred Contribution Account. Notwithstanding any other provision in this
Section 10.4, a Participant described in the preceding sentence shall be permitted to withdraw all or any portion of his or her Tax-Deferred Contributions and the income allocable thereto pursuant to subsections 10.4(m) and (n).

         Upon making a withdrawal described in subsection 10.4(h) above, the Participant shall be suspended from making further Employee Contributions to the Plan for a period of twelve months following such withdrawal.

         A record of the total debits against the Participant's Company Matching Contribution Account for withdrawals from such Account shall be maintained for the purposes of determining his or her vested balance in his or her Company Matching Contribution Account upon a Severance Date under the provisions of
Section 10.3.

         Section 10.5 Indebtedness to Trust. If a Participant is in default or indebted to the Trust, the amount of such default or indebtedness shall be deducted from any amounts payable to him or her or to his or her Beneficiary under this Article 10 and shall be paid to the Trust.

         Section 10.6 Loans to Participants. Upon the application of any Participant, a loan or loans from the Participant's Accounts to such Participant may be granted in accordance with rules established by the Benefits Committee and upon the following specific conditions:

                  (a) The loan is one which is not made available to highly-compensated Participants in an amount greater in proportion to the size of such Participants' Accounts than that available to other Participants;

                  (b) No Participant may have more than two loans outstanding at any time;

                  (c) The loan shall bear reasonable interest consistent with its nature as a prudent investment of the Trust. At the time any loan is approved, the Benefits

         Committee shall establish a reasonable interest rate thereon, taking into account such factors as (i) the amount of the requested loan, (ii) the term during which the requested loan would be outstanding, and
         (iii) the security held under the requested loan;

                  (d) The loan shall be adequately secured by assignment of a portion of the Participant's Accounts in an amount equal to the principal amount of the loan. In the event that a Participant shall default upon his or her obligation to repay amounts loaned to him, the Trustee may offset amounts owed by such Participant against benefits owed to him or her hereunder without being in violation of Section
         14.1. To the extent the loan is secured by a Transfer Account which is subject to Article 17, such loan may not be made without the prior written consent of the Participant's spouse;

                  (e) The maximum amount which may be loaned hereunder to any Participant will be established by the Benefits Committee and, whether by one or more loans, shall not exceed the lesser of (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from all tax-qualified plans of the Company during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of all loans to the Participant from all tax-qualified plans of the Company on the date on which such loan is made, or (ii) fifty percent (50%) of the vested balance of the Participant's Accounts;

                  (f) Every Participant applying for a loan hereunder shall state on the application the reason for seeking the loan and the uses to which the loan proceeds will be put. Refusal of the Benefits Committee to grant any loan shall not preclude future applications by the same Participant, and application for or acceptance of a loan hereunder shall not of itself be construed to constitute termination of participation in or waiver of any rights under the Plan;

                  (g) All loans granted under the Plan shall be repaid pursuant to a written repayment schedule and evidenced by a written promissory note payable to the Trustee. In no event shall loans be extended for a period in excess of five years. If and as long as the Participant is an active employee of the Company, the loan shall be repaid by regular payroll deductions effective as of the first Payroll Period beginning after the date the Participant receives the loan amount. If the Participant is not an active employee or is not otherwise receiving regular paychecks from the Company, then such Participant shall make payments on the loan by making or delivering checks to the Company pursuant to the written repayment schedule. In no event shall principal and interest payments by Participant-debtors be less frequent than quarterly on a level amortization basis. In the event of a default in payment of either principal or interest which is due under the terms of any loan, the Trustee may declare the full amount of the loan due and payable and may take whatever action that may be lawful to remedy the default.

                  (h) A separate segregated account shall be established for each Participant who is granted a loan. The segregated account will be credited with the amount of the loan from the Participant's Accounts and such credits shall represent charges against such Accounts. The amount of the loan shall be charged to a Participant's Accounts in the following order: (i) Regular Tax-Deferred Contributions; (ii) Supplemental

         Tax-Deferred Contributions; (iii) the amount of any increment in value attributable to Regular Tax-Deferred Contributions; (iv) the amount of any increment in value attributable to Supplemental Tax-Deferred Contributions; (v) the vested balance in his or her Company Matching Contribution Account; (vi) Regular After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon; (vii) Supplemental After-Tax Contributions made after 1986 and the earnings (or losses) accrued thereon; (viii) Tejas Gas After-Tax Transfer Account; (ix) the amount of any increment in value in his or her Regular After-Tax Contribution Account attributable to contributions made before 1987;
         (x) the amount of any increment in value in his or her Supplemental After-Tax Contribution Account attributable to contributions made before 1987; (xi) the amount of Regular After-Tax Contributions made before 1987; (xii) the amount of Supplemental After-Tax Contributions made before 1987; and (xiii) the balance in his or her Transfer Account, if any. A Participant may not borrow from the balance of his or her TRASOP Account, if any.

                  The portion of the loan withdrawn from an Account shall be charged on a pro rata basis against the Investment Fund or Funds in which the Account is invested. Segregated accounts shall not share in the dividends, earnings, losses and gains of the Trust under Sections
         9.3 and 9.4, but rather will be credited with amounts of the interest payments made pursuant to the loan agreement and promissory note. Similarly, the dividends, earnings, gains and losses of the Trust that are allocated under Sections 9.3 and 9.4 shall not include the interest payments. Each payment of principal on the loan will be credited to the Participant's Accounts in the reverse order that the loaned amount was charged to such Accounts and will be invested in the same percentages as the Accounts are invested at such time or, if there is no current balance in such Accounts, in the percentages which the Accounts were invested prior to the loan. Each payment of interest will be credited to the Participant's Accounts in the same proportions as the loaned amounts were charged to the Accounts and will be invested in the same manner as the principal payments.

                  (i) Loan payments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                                   ARTICLE 11

                            DISTRIBUTION OF BENEFITS

         Section 11.1 Distribution of Benefits Upon Termination of Employment. Upon termination of employment (other than by reason of death) a Participant may request either that the vested balance of his or her Accounts be distributed to him or her following his or her termination of employment or that distribution be deferred until a later date; provided, however, that distributions must commence no later than the Required Beginning Date. Notwithstanding the preceding sentence, if the vested balance in the Participant's Accounts does not exceed $5,000 in the aggregate, the Trustee shall distribute the benefit in one lump sum payment as soon as is administratively practicable after the Participant's termination of employment without the Participant's consent. Unless the Participant elects otherwise, distributions to a Participant shall commence no later than 60 days after the close of the Plan Year in which the latest of the following occurs: the Participant attains age 65, the Participant terminates his service with the Employer, or the tenth anniversary of the date the Participant began participation in the Plan.

         Section 11.2 Manner of Distribution. Subject to the provisions of Sections 11.1 and 11.8, a Participant may elect to receive his or her distribution in the form of a lump sum or in the form of installments, or in any combination thereof as follows:

                  (a) Lump-sum distributions. A Participant may request that his or her Accounts be distributed in whole or in part in a lump sum as of any business day. The Participant may specify the Accounts from which any partial lump-sum distribution shall be made.

                  (b) Installment distributions. A Participant may request distribution of his or her Accounts by installment payments that shall:

                           (i) Begin as soon as practicable after the Trustee receives the Participant's request;

                           (ii)     Be substantially equal in amount; and

                           (iii) Be made at regular intervals, not less frequently than annually, over a definite period, which may be for any period elected by the Participant not to exceed the joint life expectancy of the Participant and his designated Beneficiary.

                  The Participant's election under subsection (a) or (b) above shall be made.

         Section 11.3 Required Beginning Date. Distributions must be made, or begin, as of a Participant's "required beginning date." The required beginning date of any Participant who is a Five-Percent Owner and any other Participant who attains age 70 1/2 before January 1, 1999 will be April 1st of the calendar year following the calendar year in which he or she attains age 70 1/2. All other Participants must begin receiving distributions as of April 1 of the calendar year following the later of either (i) the calendar year in which the Participant reaches age 70 1/2 or (ii) the calendar year in which the Participant retires.

         Section 11.4 Form of Distribution. Distributions, other than dividend distributions, may be made in cash or in kind, or partly in cash and partly in kind, as the Participant may elect. Such election shall include the opportunity to request that distribution of such Participant's interest in the OGE Energy Corp. Common Stock Fund shall be made in kind in full shares of Company Stock with fractions of a share being paid in cash. Company Stock and other property so distributed shall be valued at its fair market value on the Valuation Date as of which the benefit is determined. Distributions from a Participant's TRASOP Account shall be made in cash or in kind in full shares of Company Stock with fractional shares paid in cash.

         Section 11.5 Dividend Distributions. All dividends on shares of Company Stock which are allocated to a Participant's Accounts under the Plan shall be paid in cash to such Participants based on the number of shares allocated to each such person as of the ex-dividend date for such dividend. Such cash distributions of dividends shall be made to Participants on a periodic basis as established by the Benefits Committee but in no event later than 90 days after the end of the Plan Year in which the dividends are paid to the Plan by the Company. Cash dividends under this Section 11.5 shall be paid according to such procedures as the Benefits Committee establishes.

         Dividends shall be distributed to a Participant automatically unless the Participant affirmatively elects to have all or part of such dividends, excluding dividends paid from the TRASOP Account, remain in the Plan. Such election shall remain in effect until a new election is made.

         Section 11.6 Distribution of Benefits upon Death of Participant. Death benefits shall be paid under the Plan as follows:

                  (a) Death before Commencement of Benefits. In the event that a Participant dies prior to the commencement of distribution of his or her Accounts hereunder, then the Participant's entire balance in his or her Accounts shall be distributed within five years after the date of the Participant's death in such manner as the Participant designates in the Beneficiary designation form under Section 3.8 or, in the absence of such a designation, in the manner provided in Section 11.2 and Appendix A, if applicable, as the Beneficiary shall direct; provided, however, that if the balance in the Participant's Accounts does not exceed $5,000 in the aggregate, the Trustee shall distribute such benefit in a lump-sum distribution following the Participant's death.

                  (b) Death after Commencement of Benefits. In the event that a Participant dies after the commencement of distribution of his or her Accounts over a period certain as provided in Section 11.2(b), distribution shall continue to the Participant's Beneficiary as provided under the terms of the installment distribution; provided, however, that the Beneficiary may accelerate payments as provided in
         Section 11.2(a).

                  (c) Compliance with Regulations. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Code.

         Section 11.7 Distribution to Alternate Payees. Payment of benefits assigned to an alternate payee may be made in a lump-sum payment as soon as practicable after the Valuation Date coincident with or next following the date the Plan Administrator determines that the domestic relations order satisfies the requirements of Code Section 414(p). The alternate payee must request payment from the Trustee. An alternate payee shall be permitted to designate a Beneficiary pursuant to the provisions of Section 3.8, except that a married alternate payee shall not be subject to the requirement that his or her sole primary Beneficiary be his or her spouse.

         Section 11.8 Distributions from TRASOP Account. Each Participant shall have a fully vested and nonforfeitable right to his or her TRASOP Account. In addition to the distribution rules otherwise specified in this Article 11, distributions from the TRASOP Account may be made according to the following rules:

                  (a) With respect to any Participant who has not experienced a Severance Date as of the first day of the 85th month after which a Company contribution was allocated to his TRASOP Account, the Company Stock attributable to that particular contribution plus the dividends on such Company Stock not previously paid to such Participant in cash under Section 11.5 shall be distributed to the Participant as of the last business day of any calendar quarter thereafter, provided that he or she files a request to that effect in accordance with such procedures as the Benefits Committee may establish.

                  (b) If a Participant attains age 55 and has 10 years of participation in the Plan (a "Qualified Participant"), the Participant shall be eligible for a distribution of the balance of the value (as of the last day of the most recent Plan Year) of at least 25% of the number of shares of Company Stock credited to his or her TRASOP Account during the 90-day period following the end of each of the first five Plan Years of the Participant's Qualified Election Period, and of at least 50% of the number of shares of Company Stock credited to his TRASOP Account during the 90-day period following the end of the last Plan Year of the Participant's Qualified Election Period. For purposes of this Section, the Qualified Election Period is the six Plan Year period beginning with the Plan Year during which the Participant first becomes a Qualified Participant. The 25% and 50% figures in this Section shall be reduced by any portion of the Participant's TRASOP Account that was previously received pursuant to an election under this Section.

         Section 11.9 Eligible Rollover Distributions. A Participant or other "distributee" who is entitled to receive an "eligible rollover distribution," notwithstanding any provision of the Plan to the contrary that would otherwise limit the distributee's election under this Section 11.9, may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or a portion of an eligible rollover distribution paid directly to an "eligible retirement plan" provided that such eligible retirement plan provides for the acceptance of direct rollovers. For purposes of this Section 11.9, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and his or her Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to the employer securities); and (iv) any hardship withdrawal within the meaning of Code Section 401(k)(2)(B)(i)(IV). Effective as of January 1, 2002, a portion of a distribution shall not fail to be an "eligible rollover distribution" merely because the portion consists of after-tax employee contributions which are not includible in gross income; and any amount that is distributed on account of hardship shall not be an "eligible rollover distribution" and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

         An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. For purposes of this Section 11.9, a "distributee" includes any Participant, a surviving spouse, and a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). Effective as of January 1, 2002, an "eligible retirement plan" shall also mean an annuity contract described in
Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code, except that with respect to any eligible rollover distribution to the surviving spouse that occurs before January 1, 2002, an "eligible retirement plan" shall mean only an individual retirement account or individual retirement annuity.

                                   ARTICLE 12

                          THE RETIREMENT SAVINGS TRUST

         Section 12.1 Establishment of Trust. All of the funds of the Plan shall be held as a separate trust or trusts comprised of the Investment Funds and such other funds and accounts as shall be appropriate, to be held, invested and distributed in accordance with provisions of the Plan in providing benefits to Participants in the Plan and their Beneficiaries.

         Section 12.2 Appointment of Trustee. The Trust or Trusts shall be held by such Trustee or Trustees as may be appointed by the Board of Directors from time to time, under a trust instrument or instruments which shall be approved by the Board of Directors and shall constitute part of the Plan.

                                   ARTICLE 13

                                 ADMINISTRATION

         Section 13.1 Allocation of Responsibilities Among Fiduciaries. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically allocated to them under the Plan and Trust. In general, the Board of Directors shall have the sole responsibility to appoint and remove the Trustee or Trustees and members of the Benefits Oversight Committee; the authority to amend the Plan, in whole or in part, when such amendment or group of related amendments would result in an estimated annual cost to the Plan of 25% or more of the annual cost of Company Contributions (excluding Employee Contributions) under the Plan; and the authority to terminate, in whole or in part, the Plan and Trust. The Benefits Oversight Committee shall have the responsibilities described in Section 13.3(a). The Benefits Committee shall have the responsibilities described in Section 13.3(b). The Plan Administrator shall have the duties described in Section 13.2. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets under the Trust, all as specifically provided in the Trust and subject to the investment policy adopted by the Benefits Oversight Committee. The Trustee will be responsible only for the assets of the Trust which it manages. If an investment manager is appointed, the investment manager will have sole responsibility for the management of the assets of the Trust specifically allocated to it. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action except that each Fiduciary shall not be relieved from liability for a breach of fiduciary responsibility by a co-Fiduciary under Section 405(a) of Title I of ERISA. It is intended under the Plan and Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. The Benefits Oversight Committee, the Benefits Committee and the Plan Administrator may delegate their powers, duties, responsibilities and obligations to any other individual or entity, provided that to be effective, such delegation shall be agreed to in a written document signed by the parties involved.

         Section 13.2 Plan Administrator. A Plan Administrator shall be appointed by the Benefits Committee to serve at the Benefits Committee's discretion. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:

                  (a) Reports and notifications to Participants;

                  (b) Reports to and registration with the Internal Revenue Service;

                  (c) Annual reports to the United States Department of Labor;

                  (d) Any other actions required by ERISA or the Plan.

         Section 13.3 Committees.

                  (a) Benefits Oversight Committee.

                           (i) Appointment. The Benefits Oversight Committee
                  shall consist of at least two (2) members appointed by the Board of Directors who may also be officers, directors, employees, agents or shareholders of OGE Energy Corp. Benefits Oversight Committee members may resign by written notice to, or may be removed by, the Board of Directors, which shall appoint a successor to fill any vacancy on the Benefits Oversight Committee so as to maintain at least two members. The Secretary of OGE Energy Corp. shall advise the Trustee in writing of the names of the members of the Benefits Oversight Committee and of any changes that may occur in its membership from time to time.

                           (ii) Specific Powers and Duties. The Benefits
                  Oversight Committee shall be responsible for appointing and removing the members of the Benefits Committee and any investment manager, reviewing the performance of the Trustee and recommending to the Board of Directors the appointment, retention or termination of the Trustee. In addition, the Benefits Oversight Committee shall establish an investment policy which shall be communicated to the Trustee and any investment manager. The Benefits Oversight Committee shall have the power to amend the Plan without the approval of the Board of Directors for the following reasons:

                                    (A) Additions, deletions, or changes
                           necessary or advisable to comply with the law; or

                                    (B) Non-substantive administrative changes;
                           or

                                    (C) Changes, or groups of related changes,
                           which result in an estimated annual cost to the Plan of less than 25% of the annual cost of Company Contributions (excluding Employee Contributions) to the Plan.

                           The Benefits Oversight Committee shall have such
                  powers as may be necessary to discharge its duties hereunder and shall provide the Board of Directors with a report of its actions on an annual basis.

                  (b) Benefits Committee.

                           (i) Members of the Benefits Oversight Committee may
                  also serve as members of the Benefits Committee. The Benefits Committee shall consist of at least five (5) members and not more than seven (7) members appointed by the Benefits Oversight Committee. The Benefits Oversight Committee will designate one member as chairman. The Benefits Committee members will appoint a Secretary who does not have to be a member of the Benefits Committee. The Benefits Committee members may resign by written notice to, or may be removed by, the Benefits Oversight Committee, which shall appoint a successor to fill any vacancy on the Benefits Committee so as to maintain at least five members. The Secretary of OGE Energy Corp. shall advise the Trustee in writing of the names of the members of the Benefits Committee and of any changes which may occur in its membership from time to time.

                           (ii) Specific Powers and Duties. To the extent not
                  delegated to the Plan Administrator, the Benefits Committee shall have the sole responsibility for the administration of the Plan, as well as such powers as may be necessary to discharge its duties hereunder, including, but not limited to, the following:

                                    (A) The discretionary authority to construe
                           and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                                    (B) To prescribe procedures to be followed
                           by Participants and Beneficiaries filing applications for benefits;

                                    (C) To cause to be prepared and to cause the
                           Plan Administrator to distribute, in such manner as the Benefits Committee determines to be appropriate, information explaining the Plan and Trust;

                                    (D) To receive from any Participating
                           Employer and from Participants, either directly or through the Plan Administrator, such information as shall be necessary for the proper administration of the Plan and Trust;

                                    (E) To furnish to OGE Energy Corp. upon
                           request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

                                    (F) To receive, review and keep on file (as
                           it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust;

                                    (G) To appoint or employ individuals to
                           assist in the administration of the Plan and any other agents (corporate or individual) as it deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan; provided, however, that no agent except an investment manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (1) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets; (2) to render investment advice for a fee or other compensation; or (3) to exercise discretionary authority or responsibility for Plan administration; and

                                    (H) To discharge all other duties set forth
                           herein.

                  (c) Limitation on Powers. The Benefits Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility under the Plan.

                  (d) Conflicts of Interest. No member of the Benefits Committee or the Benefits Oversight Committee shall participate in any action on matters involving solely his or her own rights or benefits as a Participant under the Plan. Any such matters shall instead be determined by the other members of the Benefits Committee or the Benefits Oversight Committee. If, in any case in which any Benefits Oversight Committee member or Benefits Committee member is so disqualified to act, the remaining members cannot agree or if there is only one individual member of such committee, the Board of Directors of the Company will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which the disqualified member is not qualified to act. The Benefits Oversight Committee, the Benefits Committee and any individual member of both committees shall be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional consultants or advisors employed by the Company, the Benefits Oversight Committee, or the Benefits Committee: any attorney insofar as legal matters are concerned, any certified public accountant insofar as accounting matters are concerned and any enrolled actuary insofar as actuarial matters are concerned.

                  (e) Trustee's Directions. The Benefits Committee shall direct the Trustee concerning disbursements which shall be made out of the Trust pursuant to the provisions of the Plan and Trust. Any direction by the Benefits Committee to the Trustee shall be in writing and may be signed by any member of the Benefits Committee or any party authorized by the Benefits Committee.

                  (f) Committee Procedures. Both the Benefits Oversight Committee and the Benefits Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its respective members. The Benefits Oversight Committee and the Benefits Committee may adopt such bylaws and rules as they deem desirable for the conduct of their affairs and the administration of the Plan.

                  (g) Committee Records. Both the Benefits Oversight Committee and the Benefits Committee shall keep a record of all of their meetings and shall keep all such books of account, records and other data as may be necessary or desirable in their judgment for the administration of the Plan. The Benefits Oversight Committee and the Benefits Committee shall keep on file, in such form as each deems convenient and proper, all reports of the Trust received from the Trustee.

                  (h) Compensation; Reimbursement. Members of either the Benefits Oversight Committee or the Benefits Committee shall not receive compensation for their services as such members, but OGE Energy Corp. shall reimburse them for any necessary expenses incurred in the discharge of their duties.

                  (i) Certain Indemnification. The current or former Plan Administrator and current and former members of the Board of Directors, the Benefits Oversight Committee and the Benefits Committee shall be indemnified by OGE Energy Corp. for all liability, joint or several, for their acts and omissions and for the acts and omissions of their agents and other Fiduciaries in the administration and operation of the Plan. The current and former Plan Administrator and current and former members of the Board of Directors, the Benefits Oversight Committee and the Benefits Committee shall also be indemnified by OGE Energy Corp. against all costs and expenses reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they may be made party defendants by reason of their being or having been Plan Administrator, members of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee, whether or not then serving as such, including the cost of reasonable settlements (other than amounts paid to OGE Energy Corp.) made to avoid costs of litigation and payment of any judgment or decree entered in such action, suit or proceeding. OGE Energy Corp. shall not, however, indemnify the Plan Administrator or any member of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee with respect to any act finally adjudicated to have been caused by the willful misconduct of such individuals; or with respect to the cost of any settlement unless the settlement has been approved by a court of competent jurisdiction. The right of indemnification shall not be exclusive of any other right to which the Plan Administrator or member of the Board of Directors, the Benefits Oversight Committee or the Benefits Committee may be legally entitled and it shall inure to the benefit of the duly appointed legal representatives of such individual.

                  (j) Dissenting Members. A dissenting member of either the Benefits Oversight Committee or the Benefits Committee who, within a reasonable time after he or she has knowledge of any action or failure to act by the Benefits Oversight Committee or the Benefits Committee, respectively, registers his or her dissent in writing delivered to the Benefits Oversight Committee or the Benefits Committee shall not be responsible for any such action or failure to act.

         Section 13.4 Information from Participant. The Benefits Committee may require a Participant to complete and file with the Benefits Committee an application for benefits and all other forms approved by the Benefits Committee, and to furnish all pertinent information requested by such Benefits Committee. The Benefits Committee may rely upon all such information so furnished to it, including the Participant's current mailing address.

         Section 13.5 Notification of Participant's Address. Each Participant and Beneficiary entitled to benefits under the Plan must file with the Benefits Committee, in writing, his or her post office address and each change of post office address. Any communication, statement or notice addressed to such person at his or her latest post office address as filed with the Benefits Committee shall, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan and the Benefits Committee shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

         Section 13.6 Claims and Appeal Procedure. A Participant or Beneficiary who feels he is being denied any benefit or right provided under the Plan must file a written claim with the Benefits Committee. All such claims shall be submitted on a form provided by the Benefits Committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Benefits Committee.

         Upon the receipt of such a claim and in the event the claim is denied, the Benefits Committee shall, within 90 days after its receipt of such claim, provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, which statement shall contain the following:

                  (a) the specific reason or reasons for the denial of benefits;

                  (b) a specific reference to the pertinent provisions of the Plan upon which the denial is based;

                  (c) a description of any additional material or information that is necessary; and

                  (d) an explanation of the review procedure provided below;

provided, however, in the event that special circumstances require an extension of time for processing the claim, the Benefits Committee shall provide such claimant with such written statement described above not later than 180 days after receipt of the claimant's claim, but, in such event, the Benefits Committee shall furnish the claimant, within ninety (90) days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished.

         Within 60 days after receipt of a notice of a denial of benefits as provided above, if the claimant disagrees with the denial of benefits, the claimant or his authorized representative must request, in writing, that the Benefits Committee review his claim and may request to appear before the Benefits Committee for such review. In conducting its review, the Benefits Committee shall consider any written statement or other evidence presented by the claimant or his authorized representative in support of his claim. The Benefits Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents which the Benefits Committee deems pertinent and necessary for the preparation of his claim.

         Within 60 days after receipt by the Benefits Committee of a written application for review of his claim, the Benefits Committee shall notify the claimant of its decision by delivery or by certified or registered mail to his last known address; provided, however, in the event that special circumstances require an extension of time for processing such application, the Benefits Committee shall so notify the claimant of its decision not later than 120 days after receipt of such application, but, in such event, the Benefits Committee shall furnish the claimant, within 60 days after its receipt of such application, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that its decision will be furnished. The decision of the Benefits Committee shall be in writing and shall include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and shall contain reference to all relevant Plan provision on which the decision was based. The decision of the Benefits Committee shall be final and conclusive.

                                   ARTICLE 14

                  NATURE AND CONSTRUCTION OF RIGHTS AND DUTIES

         Section 14.1 Participant Elections. All Participant elections and applications and notices under this Plan shall be made pursuant to such procedures as the Plan Administrator requires, which may include elections by telephonic or other electronic media.

         Section 14.2 Nonalienation of Benefits. Except as required for federal income tax withholding purposes or pursuant to a "qualified domestic relations order" under Section 401(a)(13) of the Code, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstances nor shall such benefits be subject to attachment or other legal process for the debts (including payments for alimony or support) of any Participant, former Participant or Beneficiary. This Section 14.1 shall not apply to any default or indebtedness to the Trust as provided in Sections 10.5 and 10.6.

         To the extent permitted under Section 401(a)(13)(C) of the Code, the Benefits Committee may offset against the benefit to be paid to a Participant from the Plan an amount that the Participant is ordered or required to pay to the Plan.

         Section 14.3 Payments to Incapacitated Participant or Beneficiary. If the Benefits Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Benefits Committee may direct that any payment due him or her, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his or her spouse, a child, a parent, or other blood relative or to a person with whom he or she resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

         Section 14.4 Payment on Inability to Locate Participant or Beneficiary. Subject to all applicable laws relating to unclaimed property, if the Benefits Committee or Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or a Beneficiary, a notification that he or she is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Benefits Committee and Trustee have no knowledge of such Participant's or Beneficiary's whereabouts within three years from the date the notification was mailed, or if within three years from the date the notification was mailed to such Participant or Beneficiary he or she does not respond thereto by informing the Benefits Committee or Trustee of his or her whereabouts, then, and in either of said events, upon the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification, the then undistributed share in the Trust of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification. In the event such alternate payment cannot be made, and subject to the applicable state laws concerning escheat, the aggregate amount of such Participant's Accounts shall be held in a suspense account until the end of the next Plan Year and then treated as a Forfeiture; provided, however, that such amount shall be reinstated to the proper Participant's Accounts upon a valid claim therefor by the Participant or Beneficiary.

         Section 14.5 Interest in Trust Governed by Terms of Plan. No Participant, former Participant, Beneficiary or any other person shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.

         Section 14.6 Trust as Sole Source of Benefits. The Trust shall be the sole source of all benefits provided for in the Plan.

         Section 14.7 Uniformity of Treatment. Whenever in the administration of the Plan action by the Board of Directors (with respect to contributions) or the Benefits Oversight Committee or Benefits Committee (with respect to eligibility or classification of Employees, contributions, or benefits) is required, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are Highly Compensated Employees.

         Section 14.8 Exclusive Benefit of Participants and Beneficiaries. Notwithstanding any provision to the contrary in the Plan, no part of the assets of the Trust (other than such part as is required to pay taxes and expenses) shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries; provided, however, that upon the Company's request a contribution which was made by it upon a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Company which made the contribution within one year after the payment of the mistaken contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         Section 14.9 No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation on the right of the Company to discharge its Employees with or without cause.

         Section 14.10 Form of Actions and Notices. Any action by OGE Energy Corp. pursuant to the provisions of the Plan shall be evidenced by a resolution of the Board of Directors certified by its secretary or assistant secretary, or by written instrument executed by any person authorized by the Board of Directors to take such action, and the Fiduciaries shall be fully protected in acting in accordance with any such written instrument or resolution received by them.

         Section 14.11 Partial Invalidity Not To Affect Remaining Provisions. In case any provisions of the Plan shall be held unlawful or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and enforced as if the unlawful or invalid provisions had never been inserted.

                                   ARTICLE 15

                            AMENDMENT AND TERMINATION

         Section 15.1 Plan and Trust Amendment. OGE Energy Corp. reserves the right at any time and from time to time to amend the Plan and Trust in whole or in part, and either retroactively or prospectively, by action of the Board of Directors or of the Benefits Oversight Committee, as provided under Article 13, through a written instrument delivered to the Trustee, the Benefits Oversight Committee, the Benefits Committee, and each Participating Employer; provided, however, that:

                  (a) Except as expressly provided to the contrary herein, no such amendment shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries, or deprive any of them of funds then held for their account;

                  (b) No amendment shall increase the duties or liabilities of the Trustee without its written consent; and

                  (c) Notwithstanding anything herein to the contrary, any amendment may be made to the Plan and Trust that the Benefits Oversight Committee deems necessary or appropriate to comply with any statute or regulation, including requirements for qualification, exempt status and deductibility of contributions under the Code, and such amendment shall have retroactive effect if necessary for such purposes.

         Section 15.2 Permanency of Plan. OGE Energy Corp. has established the Plan with a bona fide intention that the Plan and Trust shall be permanent. However, OGE Energy Corp. realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make contributions as herein provided.

         Section 15.3 Termination of Plan. The Board of Directors shall have the power to discontinue contributions to the Trust or to terminate the Plan by appropriate resolutions upon written notice to the Trustee. In the event of (i) termination of the Plan, (ii) dissolution, merger, consolidation or reorganization of OGE Energy Corp. where the successor company does not continue the Plan in accordance with Section 16.1, (iii) partial termination with respect to a group of Participants, or (iv) complete discontinuance of contributions without any further action of the Company, the Company Matching Contribution Accounts of all affected Participants shall become fully vested and nonforfeitable, including that portion of a Participant's Company Matching Contribution Account which was "frozen" pursuant to Section 10.3. There shall be no Company contributions after the date the Plan terminates. However, the Benefits Committee and the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions and Forfeitures) which, in the sole opinion of the Benefits Committee are necessary, shall remain in full force and effect.

         Section 15.4 Distribution Upon Termination. Upon termination of Plan and Trust, after payment of all expenses (including Trustee's fees) and proportionate adjustments to the Participant's Accounts, where appropriate, to reflect such expenses, gains, losses, and allocations to the date of termination, each Participant shall be entitled to receive any amounts then credited to his or her Accounts, distributed as provided in Article 11; provided, however, that the Benefits Committee and the Trustee shall not be required to effect such distribution until written evidence of approval of such termination and distribution has been received from the Internal Revenue Service. If such benefits do not exhaust the assets of the Trust, any remaining assets shall be allocated among the Accounts of continuing Participants in the proportion that the aggregate balance in their Accounts bears to each other. Upon termination, the Benefits Committee may authorize the payment to Participants or Beneficiaries of such amounts in cash or in kind, with all such assets being measured at their fair market value. The Trustee shall continue to hold, invest, administer and distribute the assets of the Trust pursuant to the terms of the Plan until no Trust assets remain in its hands. If a Participant dies after termination of the Plan and before all of his or her interest in the Trust has been paid, the undistributed portion shall be distributed to his or her Beneficiary in a lump sum.

                                   ARTICLE 16

       SUCCESSOR COMPANY; PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

         Section 16.1 Continuation by Successor. In the event of the dissolution, merger, consolidation or reorganization of OGE Energy Corp., or other circumstances whereby a successor continues to carry on a substantial part of its business, the successor shall have the option for 90 days thereafter to make provision for the continuance of the Plan. In that event, such successor shall be substituted for OGE Energy Corp. under the Plan upon filing a written election to that effect with the Trustee. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of OGE Energy Corp. under the Plan.

         Section 16.2 Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

                  (a) Each Participant would (if the plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

                  (b) Resolutions of the Board of Directors of OGE Energy Corp., and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor employer, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new or successor employer's plan; and

                  (c) Such other plan is qualified under Sections 401(a) and 501(a) of the Code.

         Section 16.3 Transfer of Assets From Other Qualified Plans. The Board of Directors may approve the transfer in whole or in part of the assets and liabilities of any other plan of deferred compensation qualified under Sections 401(a) and 501(a) of the Code into the Trust established under this Plan, including a transfer that may cause the Plan to be deemed a transferee plan within the meaning of Section 401(a)(11)(B)(iii) of the Code. The amounts so transferred shall be deposited into the Trust and a fully vested and nonforfeitable Transfer Account shall be established for each affected Participant; provided, however, that any amount which is subject to the "transferee plan" rules must be accounted for separately within the Transfer Account. The separate accounting of the "transferee plan" amounts shall be made by allocating separately to such amounts their allocable share of any gains, losses and other applicable credits and charges on a reasonable and consistent basis. Each Participant's Transfer Account, if any, shall share in adjustments made to the Trust on subsequent Valuation Dates pursuant to Article 9, but shall not share in Company Matching Contribution allocations at any time. A Participant may not make an in-service withdrawal from his or her Transfer Account, but may receive a loan pursuant to Section 10.6. Notwithstanding the foregoing, the OGE DB Rollover Account balance is available for an in-service withdrawal in accordance with Section 10.4. Upon termination of employment or death, the total amount of a Participant's Transfer Account shall be distributed in accordance with Articles 11 and 17 and Appendix A, if applicable.

                                   ARTICLE 17

                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

         Section 17.1 Applicability. The provisions of this Article 17 shall apply only to amounts transferred to the Plan on or after January 1, 1985 pursuant to Section 16.3 and subject to the transferee plan rules of Section 401(a)(11)(B)(iii) of the Code ("Transferee Plan Amounts"). With respect to the Transferee Plan Amounts (as adjusted for any subsequent earnings or losses), the provisions of this Article 17 shall take precedence over any conflicting provision in the Plan.

         Section 17.2 General Rules. Unless an optional form of benefit under
Article 11 is selected pursuant to a Qualified Election within the 90-day period ending on the date that distribution of benefits otherwise would commence, Transferee Plan Amounts shall be paid in the form of a Qualified Joint and Survivor Annuity. In addition, unless a form of benefit under Article 11 has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced, the Participant's Transferee Plan Amount shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity for the life of the Surviving Spouse.

         Notwithstanding either of the foregoing general rules, if the Participant's Transferee Plan Amount does not exceed $5,000, when such payments are to begin, it shall be immediately distributed in one lump sum payment. In all other cases, the Participant and Spouse (or the Surviving Spouse) may consent in writing to receive an immediate lump sum payment of the Transferee Plan Amount.

         Section 17.3 Definitions. The following terms shall have the following meanings for purposes of this Article 17:

                  (a) Election Period means the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, with respect to the Transferee Plan Amounts as of the date of separation, the Election Period shall begin on the date of separation.

                  (b) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, as such waiver is further described in this subsection 17.3(b). The waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent must be witnessed by the Plan Administrator or notary public and must acknowledge the financial effect of the waiver. If the Qualified Election designates a non-Spouse Beneficiary or a specific form of payment, the Spouse's consent must also acknowledge the non-Spouse Beneficiary, class of Beneficiaries or contingent Beneficiaries, and the specific form of payment, if any. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse, the Participant is legally separated from the Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                  (c) Qualified Joint and Survivor Annuity means, with respect to a married Participant, an annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Transferee Plan Amount. With respect to an unmarried Participant, a Qualified Joint and Survivor Annuity means an annuity for the life of the Participant.

                  (d) Qualified Preretirement Survivor Annuity means an annuity for the life of the Surviving Spouse which is the amount of benefit which can be purchased with the Participant's Transferee Plan Amount.

                  (e) Spouse (or Surviving Spouse) means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent required under a "qualified domestic relations order" as described in Section 414(p) of the Code.

                                   ARTICLE 18

                                  CONSTRUCTION

         Section 18.1 In General. The Plan and the Trust forming a part thereof shall be construed and administered according to the laws of the State of Oklahoma to the extent such laws are not preempted by ERISA or subsequent amendments thereto or any other laws of the United States of America.

         Section 18.2 Number and Context. The singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words "hereof," "herein," and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section.

                                   ARTICLE 19

                          MULTIPLE EMPLOYER PROVISIONS

         Section 19.1 Participating Employers. The Board of Directors may authorize any other corporation or business organization to participate in the Plan, with participation to commence upon such date as the Board of Directors shall determine in its discretion. Upon receiving such authorization, said corporation or business organization shall become a Participating Employer immediately upon causing its board of directors to adopt a written resolution electing such participation.

         Section 19.2 Plan's Application to Each Participating Employer. It is intended that the contribution, Forfeiture and allocation provisions of the Plan shall apply separately to each Participating Employer, if there be more than one, and to the Participants of each Participating Employer. In all other respects, the Plan shall constitute a single plan for all Participating Employers.

         Section 19.3 Continuity of Employment. Except as expressly provided to the contrary herein, the concept of "employment" shall be deemed to refer equally to employment with any Participating Employer, so that for the purpose of measuring Years of Service or for any other purpose under the Plan, employment with any Participating Employer shall be deemed to be the equivalent of employment with any other Participating Employer, and employment with any Participating Employer may be combined with employment with any other Participating Employer as if all employment had been with any one Participating Employer. Regardless of the duration of service with any particular Participating Employer in any given year or the number of Participating Employers for whom an Employee works, an Employee will not be credited with more than one Year of Service in any Plan Year.

         Section 19.4 Instructions to Trustee. Unless OGE Energy Corp. otherwise so states in its instructions to the Trustee, its directive to the Trustee shall apply to the entire trust fund without distinction as to the portion thereof contributed by any one Participating Employer.

         Section 19.5 Amendment by Board of Directors. The Board of Directors and the Benefits Oversight Committee, in accordance with the powers granted to each pursuant to Article 13, shall have the power to amend the Plan and Trust by written instrument delivered to the Trustee, the Benefits Oversight Committee, the Benefits Committee, and each Participating Employer. Such amendment shall bind all Participating Employers, except that no such amendment shall bind any Participating Employer which, within 90 days after its receipt of notice of such amendment from OGE Energy Corp., shall have given notice pursuant to Section
19.6 of its termination of Plan participation.

         Section 19.6 Withdrawal by Participating Employer. By instrument in writing, duly executed and delivered to the Trustee, the Benefits Oversight Committee and OGE Energy Corp. (if such terminating Participating Employer is not OGE Energy Corp.), the board of directors of any Participating Employer shall have the right, with the consent of the Board of Directors, to amend the Plan and Trust in such a way as to withdraw its participation in the Plan and Trust. In such event said Participating Employer shall forthwith cease to be a party to the Plan and Trust.

OGE Energy Corp. shall thereupon determine that portion of the trust fund which represents, with respect to those Participants who are at such time Employees of such Participating Employer, an amount which bears to the total trust fund the same ratio which the actuarial reserve for such Participants bears to the total actuarial reserve in the trust fund. The Trustee, at the direction of OGE Energy Corp., shall do one of the following: (a) set aside such assets for the exclusive benefit of those Participants who are then Employees of such Participating Employer; (b) deliver such assets to the trustee to be selected by such Participating Employer; or (c) terminate the Plan and liquidate the Trust with respect to such Participating Employer in accordance with Article 15, after first obtaining any necessary governmental approval.

                                   ARTICLE 20

                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

         Section 20.1 Top-Heavy Plan Definitions. The definitions relating to Top-Heavy Plan provisions are as follows:

                  (a) The term "Top-Heavy Plan" or "Top-Heavy" means the Plan or refers to the Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan, as determined in accordance with the provisions of Section 416(g) of the Code. The determination of whether the Plan is Top-Heavy shall be made after aggregating all other tax-qualified plans of the Company which are required to be aggregated pursuant to Section 416(g)(2) of the Code and after aggregating any other such plan of the Company which may be taken into account under the permissive aggregation rules of
         Section 416(g)(2)(A)(ii) of the Code if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. The Plan is "Super Top-Heavy" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place in which it appears in this subsection 20.1(a). The plans which are required to be aggregated include (i) all tax-qualified plans of the Company in which a Key Employee participates and all tax-qualified plans of the Company in which a Key Employee participated which were terminated within the five-year period ending on the Determination Date, and (ii) all other tax-qualified plans of the Company which enable a plan described in (i) to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The plans which are permitted to be aggregated include the plans which are required to be aggregated plus any plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code. For the purposes of these Top-Heavy provisions, Employees and Key Employees shall include only such individuals who performed any services for the Company at any time during the five-year period ending on the Determination Date.

                  (b) The term "Determination Date," for purposes of determining whether the Plan is Top-Heavy for a particular Plan Year, means the last day of the preceding Plan Year.

                  (c) The term "Key Employee" means any Employee or former Employee (including a Beneficiary of any such Employee or former Employee, if a Participant) who at any time during the Plan Year or any of the four preceding Plan Years is:

                           (i) An individual who receives as annual Compensation more than fifty percent (50%) of the dollar limit under Code Section 415(b)(1)(A) and who is an officer of the Company (but in no event shall more than fifty Employees or, if less, ten percent (10%) of all Employees be taken into account under this paragraph (i) as Key Employees);

                           (ii)     One of the ten Employees owning (or
                                    considered as owning within the meaning of Code Section 318) the largest interests in the Company, provided that the Employee's interest is more than a one-half percent (.5%) interest in the Company and such Employee also had Compensation exceeding the maximum dollar limitation under Code Section 415(c)(1)(A) in effect for the calendar year in which the Determination Date falls;

                           (iii) A person owning (or considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

                           (iv) A person who receives as annual Compensation from the Company more than One Hundred Fifty Thousand Dollars ($150,000) and who would be described in paragraph (iii) of this subsection if "one percent (1%)" were substituted for "five percent (5%)."

                                    For purposes of applying Code Section 318 to
                           the provisions of this subsection (c), subparagraph
                           (C) of Code Section 318(a)(2) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)." In addition, the rules of subsections (b),
                           (c) and (m) of Code Section 414 shall not apply for purposes of determining top-ten ownership or ownership percentage in the Company under this subsection (c).

                  (d) The term "Non-Key Employee" means any Employee (including a Beneficiary of such Employee, if a Participant) who is not a Key Employee.

                  (e) For purposes of this Section 20.1 and Section 20.2, the term "Compensation" shall be defined pursuant to Treasury Regulations
         Section 1.415-2(d).

         Section 20.2 Requirements in Plan Years in Which Plan Is Top-Heavy. Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to Code Section 416 for any Plan Year, then the Plan shall meet the following requirements for any such Plan Year:

                  (a) Minimum Vesting Requirements. A Participant's Vesting Percentage under Section 10.3 in his or her Company Matching Contribution Account shall be determined in accordance with the following schedule:

                          Years of Service            Vesting Percentage
                          ----------------            ------------------
                  Less than Two                                 0%
                  At least Two but less than Three             20%
                  At least Three but less than Four            40%
                  At least Four but less than Five             60%
                  At least Five but less than Six              80%
                  Six or more                                 100%

                  In the event that the Top-Heavy Plan ceases thereafter to be Top-Heavy, each Participant's Vesting Percentage shall again be determined under Section 10.3, provided that a Participant's Vesting Percentage shall not be reduced thereby. To the extent required by Code
         Section 411(a)(10) and final Regulations of the Department of Treasury under Code Section 416, if the determination of a Participant's Vesting Percentage is changed from the use of Section 10.3 to the use of this
         Section 20.2(a), each Participant with at least three Years of Service may elect to continue to have his or her Vesting Percentage computed under the formerly applied vesting schedule.

                  (b) It is intended that the Company will meet the minimum contribution requirements of Code Sections 416(c) and 416(h) by providing a minimum Company contribution (including Company Matching Contributions already made on behalf of the Participant under Article
         4) for such Plan Year for each Participant who is a Non-Key Employee (regardless of whether he or she has made Tax-Deferred Contributions), in accordance with whichever of the following paragraphs is applicable:

                           (i)      If the Company does not maintain a
                                    tax-qualified defined benefit pension plan, or if the Company maintains such a pension plan in which no Participant can participate, the minimum contribution per Participant shall be three percent (3%) of the Participant's Compensation for that Plan Year;

                           (ii) If the Company maintains a tax-qualified defined benefit pension plan in which one or more Participants may participate, and that pension plan is not Top-Heavy under Code
                                    Section 416(g)(1)(A)(i), the minimum
                                    contribution per Participant shall be four percent (4%) of the Participant's Compensation for that Plan Year, provided
                                    (a) that the Plan is not Super Top-Heavy,
                                    (b) that the increased one percent (1%)
                                    contribution is necessary to avoid the
                                    application of Code Section 416(h)(1)
                                    (relating to adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for 1.25 in the defined contribution and defined benefit fractions under Code Section 415) and (c) that such combined plan benefit and contribution limitations would otherwise be exceeded if such minimum contribution were not so increased; and

                           (iii) If the Company maintains a tax-qualified defined benefit pension plan in which one or more Participants may participate, and that pension plan is Top-Heavy under Code Section 416(g)(1)(A)(i), the minimum contribution per Participant shall be five percent (5%) of the Participant's Compensation for that Plan Year; provided, however, that if the Plan is not Super Top-Heavy the minimum contribution shall be increased to seven and one-half percent (7.5%) if necessary to avoid the application of Code Section 416(h)(1) (relating to adjustment of the combined plan contributions and benefits limitation which would substitute 1.0 for
                                    1.25 in the defined contribution and defined benefit fractions under Code Section 415) and if such combined plan benefit and contribution limitations otherwise would be exceeded if an increased minimum contribution is not made.

                                    The minimum Company contribution under this
                           subsection 20.2(b), to the extent not already credited or allocated to the appropriate Participants' Accounts because it is in addition to Company contributions already made on behalf of the Participant under Article 4, shall be made to Participants' Company Matching Contribution Accounts. Notwithstanding anything in this subsection 20.2(b) to the contrary, the applicable minimum contribution required under this subsection shall in no event exceed, in terms of a percentage of Compensation, the contribution made for the Key Employee for whom such percentage is highest for the Plan Year after taking into account contributions or benefits under other tax-qualified plans in the Plan's aggregation group as provided pursuant to Code Section 416(c)(2)(B)(ii). Furthermore, no minimum contribution will be required under this subsection 20.2(b) (or the minimum contribution shall be reduced, as the case may be) for a Participant for any Plan Year if the Company maintains another tax-qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with Code Section 416(c).

                                   APPENDIX A

              SPECIAL DISTRIBUTION PROVISIONS FOR TRANSFER ACCOUNTS

A. Former Employees of Ozark Pipeline, Inc. or its Affiliates

         Former employees of Ozark Pipeline, Inc. or its affiliates who became Employees of the Company on August 1, 1998 and have a Transfer Account in the Plan in which their benefits from the NGC Profit Sharing/401(k) Savings Plan were transferred are eligible to receive such portion of their Transfer Accounts using the methods of payment set forth in Articles 11 and 17 of the Plan or as follows:

                  (1) A single life annuity for the life of the Participant;

                  (2) Installments for a term certain, or in the event of the Participant's death before the end of such term certain, to the Participant's Beneficiary; provided, however, that such term certain shall not exceed the lesser of (i) ten years or (ii) the life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary. Upon the death of a Beneficiary who is receiving installment payments under this Appendix A, the unpaid balance shall be paid as soon as administratively feasible, in one lump sum cash payment, to the Beneficiary's executor or administrator or to his heirs at law if there is no administration of such Beneficiary's estate.

                  (3) An annuity for the joint lives of the Participant and his Beneficiary;

                  (4) An annuity for a term certain (of 5, 10, or 15 years) and continuous for the life of the Participant if he survives such term certain; or

                  (5) An annuity for a term certain to the Participant and his Beneficiary if the Participant does not survive such term certain.